UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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(Amendment No. )

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solventum

2026

Annual meeting of shareholders and proxy statement

May 15, 2026 | 9:00 a.m. EDT

solventum

A healthcare company with a rich history

With more than 70 years of delivering healthcare innovations, we continue to move the industry forward by helping to solve our customers' biggest challenges.

We create innovative products and services that touch millions of lives, transform the patient experience and save time for healthcare professionals

Our mission Enabling better, smarter, safer healthcare to improve lives.

Our promise We never stop solving for you.

Our values Our values inform our decisions and shape our culture. They guide how we work together in service of our mission.

Put people first
We value our team members first and foremost and then extend this empathy and respect to the world around us. This creates positive change for our stakeholders, and most importantly, the people and patients our innovations help every day.

Win with excellence
We set high standards for ourselves and work hard to exceed them. By bringing quality, reliability and integrity to the way we work, we ensure patient safety and compliance while achieving exceptional results for the people we serve.

Solve what matters
Fueled by bold ambition and unique capabilities, we push ourselves to think in different ways, to learn and listen closely to what our customers need most. With this clear focus we create innovative solutions that shape the future of health.

Advance together
We act swiftly and skillfully as one team, collaborating across the organization to anticipate and create solutions that meet our customers' most important needs.

Live with heart
We believe in changing the world for the better. Driven by a desire to make an impact on countless lives, we look for opportunities to bring our kindness, talent and expertise to serve our communities and those in need.

Notice of annual meeting of shareholders

Meeting information

Time and date: May 15, 2026 9:00 a.m. Eastern Daylight Time

How to attend: Virtual via live webcast at: www.virtualshareholder meeting.com/SOLV2026

Record date: March 19, 2026

Mailing date: We expect that the proxy materials or a notice of internet availability will be mailed and made available to shareholders beginning on or about March 27, 2026.
Items of business

Proposal 1	Election of Class II Directors

	FOR each director	Page 12

Proposal 2	Say on Pay Vote

	FOR this proposal	Page 42

Proposal 3	Ratification of PwC as Auditor

	FOR this proposal	Page 74

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Solventum Corporation (the “Board”) for the 2026 Annual Meeting of shareholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Solventum Corporation as ‘‘Solventum,’’ ‘‘the Company,’’ ‘‘we,’’ ‘‘our’’ or ‘‘us.’’
By Order of the Board of Directors,
Marcela Kirberger
Chief Corporate & Legal Affairs Officer,
Corporate Secretary
March 27, 2026

Important notice regarding the availability of proxy materials for the 2026 Annual Meeting to be held on May 15, 2026: This proxy statement and Solventum’s Annual Report on Form 10-K for fiscal year 2025 are available at http://www.proxyvote.com.

Voting information
Online: at: www.proxyvote.com

At virtual meeting on May 15, 2026: at: www.virtualshareholdermeeting.com/SOLV2026

By phone: Call: 1-800-690-6903

By mail: Sign and return Proxy Card (if you received a paper copy of the proxy materials)

2026 Proxy statement	1

Letter from our Board chair

Dear fellow shareholders:
On behalf of the entire Board of Directors, I am pleased to invite you to attend the 2026 Annual Meeting of shareholders, which will be held on Friday, May 15 at 9:00 a.m. Eastern time (ET) at www.virtualshareholdermeeting.com/SOLV2026 via audio webcast. Your vote at the Annual Meeting is important, and I encourage you to vote in support of our Board of Directors’ recommendations, as described in the accompanying proxy statement.
Over the past year, the Board has been highly engaged in overseeing execution of the company’s strategy to drive long-term value creation, while upholding the highest standards of corporate governance. During this time, our management team made tremendous progress, including completing the divestiture of the Purification and Filtration business and completing our first acquisition – Acera Surgical. We also announced our first share repurchase program to return capital directly to shareholders. These actions reflect our commitment to disciplined, but bold strategic action to position Solventum for sustained growth.
Our Board is comprised of independent, deeply experienced directors who work collaboratively in service to our shareholders. Together with management, we remain focused on executing our strategy through strategic portfolio optimization, balanced capital allocation and targeted commercial enhancements, all to deliver on the ambitious long-range plan unveiled in March 2025.
In 2025, we engaged directly with many of our shareholders, incorporating your perspectives into our deliberations and decision-making. We value the insights and views of our investors as we guide the strategy, oversee risk and continue to evolve our performance-based executive compensation program. We also remain focused on building a strong, mission-driven culture and attracting top talent to support our continued progress.
Enclosed is our 2026 proxy statement, which contains important information about the matters to be voted on at the 2026 Annual Meeting. We ask that you vote for our proposals to elect four highly qualified directors, confirm our strong pay-for-performance executive compensation program, and ratify PwC as our independent auditor. Your vote is critical in shaping Solventum’s future, and we encourage you to participate, whether by attending the meeting virtually or by voting via proxy.
We thank you for your investment in Solventum and for the trust you place in the Board as stewards of your capital. We look forward to building on our momentum and continuing our success together.
Sincerely,
Carrie S. Cox
Chair of the Board

“We value the insights and views of our investors as we guide the strategy, oversee risk and continue to evolve our performance-based executive compensation program.”

2

Message from our chief executive officer

Dear fellow shareholder:
I’m energized by the significant progress we made in our first full year as a standalone public company. The pace of our execution has been purposeful and intense, fueling optimism for 2026 and beyond. We are deeply grateful for your investment, trust and support as we build on our solid foundation to deliver long-term sustainable growth and success.
Delivering on our strategic, operational and financial commitments
Last year, we launched our long-range plan (LRP) and prioritized five growth drivers. We built a top-tier team with transformation experience, solidified our mission and culture, revamped our innovation process and advanced our portfolio optimization strategy. We are moving toward our long-range sales targets faster than anticipated and are progressing well against our LRP margin targets, increasing our confidence for the future. Alongside the commercial enhancements we’ve made and our commitment to sustainable margin expansion, we are making good progress navigating ongoing separation activities. We have also moved towards a more balanced capital allocation strategy with the flexibility to make strategic choices to support growth acceleration.
Our achievements are powered by the dedication of our global Solventum team. We have attracted leading talent, accelerating our transformation into a MedTech leader. My confidence in our future is stronger than ever, and the team is ready to continue the momentum. We remain committed to delivering on our promises, upholding the highest standards of corporate governance, and driving long-term value for all stakeholders.
Thank you for your ongoing support. We are well positioned to deliver a strong and prosperous future.
Sincerely,
Bryan Hanson
Chief Executive Officer

We are moving toward our long-range sales targets faster than anticipated and are progressing well against our LRP margin targets, increasing our confidence for the future.”

2026 Proxy statement	3

4

Solventum at a glance

At Solventum, we enable better, smarter, safer healthcare to improve lives. Across our businesses – Medical Surgical (MedSurg), Dental Solutions and Health Information Systems (HIS) – we have strong positions in diverse and growing markets, trusted and recognized brands, and global commercial scale and reach.

70+ year history of innovation	20,000+ employees

6,700+ patents issued	100,000+ customers and channel partners globally in 90+ countries
Business segments at a glance

	Total company sales[1]	2025 highlights

MedSurg Provides advanced wound care, infection prevention and surgical solutions intended to accelerate healing, prevent complications and lower the total cost of care globally	58%
•Specialized commercial organization delivering results
•Negative pressure wound therapy growth
•Strong brand equity and momentum from recent product launches in infection prevention & surgical solutions

Dental Solutions Offers the most comprehensive dental solutions for patients to enjoy healthy, beautiful smiles through game-changing innovation	16%	•Strong existing brands •Recent product launches and sales channel specialization •Service level and backorder improvements

Health Information Systems Delivers innovative software solutions and services, designed to eliminate revenue cycle waste, create more time for patient care and support the shift to value-based care	16%	•Strong growth in revenue cycle management •Continued adoption and international expansion of 360 EncompassTM •Progress in autonomous coding with customers and partners

Purification & Filtration (P&F) Filters and membranes for use in the manufacturing of biopharmaceutical and medical technologies, microelectronics and food and beverage products	•Announced the sale of the Purification & Filtration business to Thermo Fisher Scientific on Feb. 25, 2025	•Amended the transaction for Solventum to retain the drinking water filtration business on June 25, 2025	•Closed sale transaction with Thermo Fisher Scientific on Sept. 1, 2025

(1)Calculated as % of FY2025 net sales

2026 Proxy statement	5

Solventum at a glance

Financial highlights	Sales $8.3B	Diluted GAAP EPS $8.88	Seven consecutive quarters of positive sales volume growth

+0.9% reported sales growth
+3.3% organic sales growth

	Operating cash flow $369M	Diluted adjusted EPS* $6.11

*    See “Non-GAAP Financial Measures” for a reconciliation of non-GAAP measures to the nearest GAAP measure.

Segment highlights
2025 Sales Growth

Business segment	Reported sales growth	Organic sales growth

MedSurg	+3.9%	+3.5%

Dental Solutions	+4.2%	+3.3%

Health Information Systems	+4.1%	+4.0%

Our strategy
Solventum unveiled its Long-Range Plan (LRP), focused on accelerating its growth strategy and strengthening its position in a rapidly changing healthcare environment.
Three-phased transformation plan
The Company has been executing a three-phased transformation plan, and the LRP reflects the foundational improvements implemented over the last year.
•Capture hearts and minds and stabilize the business: Actions taken to drive mission and culture, refresh talent and harmonize the executive team, and enhance execution with metrics to the business.
•Enhance strategic focus: Solventum is executing a clear plan to drive revenue growth, margin expansion, and cash flow improvement with a focus on high-potential markets. Over the past year, the Company has aligned its key growth drivers across its business segments.
•Portfolio optimization: Solventum made important strides on its portfolio optimization plan with the completed sale of P&F in September 2025, the net proceeds of which Solventum used primarily to pay down debt. With the enhanced financial flexibility afforded from the divestiture, Solventum completed its first tuck-in acquisition of Acera Surgical in December 2025 and expanded its capital allocation strategy with the Company’s first $1 billion share repurchase program.The Company will continue to evaluate market opportunities and invest in R&D and CapEx to support innovation and top-line growth.

6

Solventum at a glance
Global commercial scale and reach supported by strong manufacturing expertise

Three business segments

Operating segments	Top products globally

Medical Surgical (MedSurg) is a provider of a broad range of innovative, advanced wound care and surgical solutions that are intended to accelerate healing, prevent complications and lower the total cost of care globally.

Dental Solutions is a provider of a comprehensive suite of dental and orthodontic products that span the life of the tooth, which are intended to address clinical needs in prevention, restoration, replacement, and malocclusion correction.

Health Information Systems is a provider of software solutions and services that are designed to create more time for clinicians to care for patients, improve accuracy in healthcare reimbursement, and support the shift to value-based care.

2026 Proxy statement	7

Proxy statement summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Proposal 1	Election of Class II Directors

The Board recommends a vote FOR each director nominee.	page 12

Governance highlights

Board practices
•Independent Board Chair and Board Committees
•Independent directors meet regularly without management present
•Annual Board and committee self-assessment
•Regular review of the company’s risk profile (including cybersecurity, IT, artificial intelligence, geopolitical, human capital management and sustainability)
•Other board service limited to four public companies (limit of two for public company CEOs)
•Non-employee director retirement at age of 75
Shareholder accountability •Majority vote standard for uncontested director elections •Annual director elections beginning in 2028 •Annual say-on-pay vote •Active shareholder outreach and engagement

Other governance practices •Stock ownership guidelines for Section 16 officers and directors •Anti-pledging, anti-hedging, and anti-short selling policies

Director skills

10/12	10/12	9/12	11/12	12/12
Healthcare Industry	Executive Leadership	Financial Acumen & Experience	International & Global Operations	Strategy & M&A

9/12	7/12	6/12	10/12	9/12
Science, Technology, Research & Innovation	Quality, Regulatory & Compliance	Corporate Sales, Marketing & Brand Management	Risk Management	Human Capital Management

8

Proxy statement summary
Board at a glance

Class II Directors with terms expiring at the 2026 annual meeting

Carlos Albán Former Vice Chairman, Chief Commercial Officer, Abbvie Inc. Age: 63 Committees: GC, TC	Shirley Edwards Former Global Client Service Partner, Ernst & Young Global Limited Age: 65 Committees: AC*, TC

Susan D. DeVore Former Chief Executive Officer, Premier Inc. Age: 67 Committees: GC(C)	Dr. Bernard A. Harris Jr. Chief Executive Officer and Managing Partner, Versalius Ventures, Inc. Age: 69 Committees: GC, STQC

Class III Directors with terms expiring at the 2027 annual meeting

Carrie S. Cox Chair of the Board Former Chief Executive Officer, Humacyte, Inc. Age: 68 Committees: TC, STQC	Karen J. May Former EVP and CHRO, Mondelez International, Inc. Age: 68 Committees: TC (C)

Bryan Hanson Chief Executive Officer Age: 59 Committees: None	Darryl L. Wilson Former Vice President, Commercial, GE Power, General Electric Company Age: 62 Committees: AC, TC

Class I Directors with terms expiring at the 2028 annual meeting

Glenn A. Eisenberg Former EVP and CFO, Laboratory Corporation of America Holdings Age: 64 Committees: AC (C*)	John H. Weiland Former President and COO, C.R. Bard, Inc. Age: 70 Committees: STQC (C)

Elizabeth A. Mily CEO, The T1D Fund; Former EVP, Strategy & Business Development, Bristol-Myers Squibb Inc. Age: 58 Committees: AC, STQC	Amy A. Wendell Former SVP, Strategy and Business Development and Licensing, Covidien Inc. Age: 65 Committees: GC, STQC

C	Chair				Independent	*	Audit Committee Financial Expert

AC	Audit Committee	GC	Governance Committee	TC	Talent Committee	STQC	Science, Technology and Quality Committee

2026 Proxy statement	9

Proxy statement summary

Proposal 2	Approval of Our Named Executive Officers’ Compensation in an Advisory Vote

The Board recommends a vote FOR this proposal.	page 42

Primary components of 2025 target compensation
Our executive compensation program is performance-based and aligns the interests of management with the long-term interests of shareholders.
CEO target pay mix

92% At-Risk
Average of other named executive officers’ (NEOs) target pay mix

81% At-Risk

Base Salary	Annual Incentive Pay	Performance Share Awards	Restricted Stock Units
Numbers in charts are rounded to the nearest whole number
Compensation details

Base Salary
•Compensate executives for their normal day-to- day responsibilities

Annual Incentive Pay
•Motivate executives to stay focused on day-to-day operations by aligning a significant portion of total cash compensation with the near-term financial performance of Solventum and its business units

Performance Share Awards
•Motivate executives to focus on continuously improving performance in key financial metrics believed to drive long- term shareholder value
•Retain executive talent

Restricted Stock Units
•Motivate executives to build long-term shareholder value
•Retain executive talent

10

Proxy statement summary

Proposal 3	Ratification of PwC as Auditor

The Board recommends a vote FOR this proposal.	page 74

2026 Proxy statement	11

Proposal 1
Election of Class II Directors
•Four Class II directors will stand for election at the 2026 Annual Meeting
•These Class II directors will be elected for a term of office to expire at the 2028 annual meeting of shareholders

The Board recommends a vote FOR each director nominee.	page 12

Based on the recommendation of the Governance Committee, the Board has nominated the four Class II directors named under “2026 Director nominees” below to hold office until the 2028 annual meeting of shareholders.
Each nominee has consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes the persons named on the proxy card to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the meeting. Unless otherwise instructed, the persons named as proxies will vote all proxies received for the election of each of the nominees.

Voting standard
Nominees for Class II director must receive a majority of the votes cast in person or by proxy on the election of directors in order to be elected as a director. This means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election.

Majority vote standard for election of directors
Under our amended and restated bylaws (the “Bylaws”), directors are to be elected by a majority of the votes cast at any meeting for the election of directors, provided that there is a quorum present at such meeting. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. In the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. A “contested election” means any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected.
If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board. The Governance Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety days from the date of the certification of the election results. The director who tenders his or her resignation shall not participate in the recommendation of the Governance Committee or the decision of the Board with respect to his or her resignation. If the incumbent director’s resignation is not accepted by the Board, the director shall continue to serve until the next annual meeting and until his or her successor is duly elected. If the incumbent director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board pursuant to the Bylaws.

12

Proposal 1: Election of Class II Directors
Directors’ skills, backgrounds and expertise
The matrix included below represents some of the key skills, backgrounds and expertise that the Board has identified as particularly valuable to the oversight of the Company and illustrates how our current directors individually and collectively represent these key competencies and backgrounds. While all of these qualifications were considered by the Board and the Governance Committee in connection with this year’s director nomination process, the matrix does not encompass all of the skills, backgrounds and expertise of the director nominees, and the absence of a particular skill, background or expertise for a nominee does not mean that a nominee does not possess elements of that skill, background or expertise. The Board firmly believes that its highly qualified director nominees provide the Board with strong, complementary areas of expertise and skills that are directly correlated to aid the development of our strategic priorities and help guide our early days as a public company.

Skill/Expertise

Healthcare Industry Knowledge of or experience in an industry involving healthcare and medical products and services	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓

Executive Leadership Experience in a significant leadership position, such as CEO, CFO, COO or other leadership position	✓	✓	✓	✓	✓	✓		✓	✓	✓		✓

Financial Acumen & Experience Experience in financial accounting and reporting and corporate finance*		✓	✓	✓	✓	✓		✓	✓		✓	✓

International & Global Operations
International market knowledge and business expertise in executive roles in international businesses and experience with the global relationship and activities required to manufacture goods and maximize overall supply chain efficiency, including the sourcing of raw materials and vendor management
	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓

Strategy & M&A Experience leading corporate development and implementing mergers and acquisitions and other strategic transactions	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Science, Technology, Research & Innovation Experience with the innovation, design and development of new products and services or as a senior executive of a large complex technology company	✓	✓	✓			✓	✓		✓	✓	✓	✓

Quality, Regulatory & Compliance Experience in product quality control and safety systems, regulatory compliance and approvals of new products		✓	✓		✓		✓			✓	✓	✓

Corporate Sales, Marketing & Brand Management Experience with go-to-market strategies and marketing of an organization’s products and services and brand management	✓	✓						✓		✓	✓	✓

Risk Management Experience in oversight of the systems and processes in place to identify, analyze, manage and respond to risk; legal, policy and governance expertise		✓	✓	✓	✓	✓	✓		✓	✓	✓	✓

Human Capital Management Experience attracting, motivating and retaining top candidates, evaluating performance and compensation of senior management and overseeing strategic human capital planning		✓		✓	✓	✓		✓	✓	✓	✓	✓

*    Does not necessarily reflect a determination that director is an audit committee financial expert.

Background

Female		✓	✓	✓				✓	✓		✓
Male	✓				✓	✓	✓			✓		✓
Racial/Ethnic Diversity	✓						✓					✓

2026 Proxy statement	13

Proposal 1: Election of Class II Directors
2026 Director nominees

Professional experience
AbbVie, Inc.
•Vice Chairman, Chief Commercial Officer (2018 – 2021)
•Executive Vice President, Commercial Operations (2013 – 2018)
Abbott Laboratories, Inc.
•Senior Vice President, Proprietary Pharmaceutical Products, Global Commercial Operations (2011 – 2012)
•Senior Vice President, International Pharmaceuticals (2009 – 2011)
•Vice President, Pharmaceuticals, Western Europe and Canada Operations (2007 – 2009)
•Vice President, Pharmaceuticals, European Operations (2006 – 2007)
•Regional Director, Pharmaceuticals, Northern Europe (2004 – 2006)
•General Manager, Portugal (2002 – 2004)
•Other management and leadership roles (1986 to 2002)

Carlos Albán 63 Director since 2024 Board committees Governance; Talent Prior public company directorships •SpringWorks Therapeutics, Inc. (2022 - 2025)

Skills and experience supporting nomination

Mr. Albán provides the Board with important insights into operational matters in a regulated industry as well as proven leadership in bringing products to the healthcare market. Mr. Albán holds a degree in Economics from Pontificia Universidad Javeriana in Bogotá, Colombia.

	Healthcare Industry	Over 30 years of experience in pharmaceutical company roles overseeing commercial operations, growth, and development

	Executive Leadership	Pharmaceutical executive experience including as Chief Commercial Officer during a period of significant expansion

	International & Global Operations	Extensive experience in roles at global healthcare companies responsible for multiple worldwide regions

	Strategy & M&A	Deep experience in guiding companies undergoing significant transitions, including recently spun-off companies, as well as in M&A transactions

	Science, Technology, Research & Innovation	Significant experience as Chief Commercial Officer and head of pharmaceutical units at pharmaceutical development companies

	Corporate Sales, Marketing & Brand Management	Success guiding strong business growth and sales of leading pharmaceutical products

14

Proposal 1: Election of Class II Directors

Professional experience
Premier Inc.
•Chief Executive Officer (2013 – 2021)
•President (2013 – 2019)
•Served in a consulting capacity for Premier (2021 – 2023)
Premier Healthcare Solutions
•President and CEO (2009 – 2013)
•Chief Operating Officer for a number of affiliated Premier entities (2003 – 2009)

Skills and experience supporting nomination
Susan D. DeVore
67
Director since 2024
Board committees
Governance (Chair)
Current public company directorships
•Elevance Health, Inc. (2021 - Present)
•Unum Group (2018 - Present)
Prior public company directorships
•Premier, Inc. (2013 - 2021)
Other directorships and memberships
•Advent Health System (director) (2021 - 2025)

Ms. DeVore has over 40 years of experience in finance, strategy, and healthcare consulting, culminating in executive leadership roles at a major healthcare company. Her experience includes both executive and director oversight of major acquisitions, technology implementation, sustained growth, and balanced capital deployment. She provides the Board with valuable healthcare, operations, technology, and regulatory oversight knowledge.

Healthcare Industry	Over 40 years of experience in strategic, advisory, financial and leadership roles for healthcare provider and payer companies

Executive Leadership	Extensive executive experience including as CEO of a healthcare improvement company during a period of significant organic and inorganic business growth

Financial Acumen & Experience	Significant experience as a seasoned executive during periods of significant organic and inorganic business and revenue growth

Strategy & M&A	Experience in significant acquisitions and integrations through operating and board roles

Science, Technology, Research & Innovation	Valuable experience leading growth through investment in technology and digital capabilities

Quality, Regulatory & Compliance	Executive responsibility for a large company operations in a regulated industry

Risk Management	Substantial experience as board member of multiple companies, including as CEO with oversight of risk

2026 Proxy statement	15

Proposal 1: Election of Class II Directors

Professional experience Ernst & Young Global Limited •Global Client Service Partner (2017 – 2022) •Partner (2002 – 2022)

Skills and experience supporting nomination

Ms. Edwards brings deep financial and public company accounting experience to the Board. During her time at Ernst & Young, she oversaw its multibillion dollar assurance practice across multiple countries and thousands of professionals. She invested in productivity and efficiency workstreams to drive growth. Ms. Edwards holds a Bachelor of Science in Accounting from Virginia Polytechnic Institute and State University. Our Board of Directors has determined that Ms. Edwards is an “audit committee financial expert” for purposes of the rules of the SEC.

Shirley Edwards
65
Director since 2024
Board committees
Audit; Talent
Current public company directorships
•Appian Corp. (2023 - Present)
•Baker Hughes Company (2024 - Present)
Other directorships and memberships
•Cumming Group (2023 - Present
•Pamplin College of Business Advisory Council at Virginia Tech (2002 - 2022)
•Virginia Tech Foundation Board of Directors (2025 - Present)

Executive Leadership	Significant experience as Chief Operating Officer for a multi-billion dollar division of a leading multinational accounting firm

Financial Acumen & Experience	Over four decades of financial accounting and assurance experience

International & Global Operations	Senior role at global business with oversight over 20 countries and 20,000 people and service on the boards at global companies

Strategy & M&A
Extensive experience in guiding companies, including in governance, finance, portfolio management and M&A transactions
Led client service delivery and people strategy, transforming audit practice through investment in technology, analytics, robotics, and process automation; Key partner to companies in transformative M&A

Risk Management	Deep knowledge of risk management, particularly financial and regulatory risk

Human Capital Management	Senior executive leadership experience

16

Proposal 1: Election of Class II Directors

Professional experience
Versalius Ventures, Inc.
•Chief Executive Officer and Managing Partner (2002 - Present)
NASA
•Former astronaut, mission specialist and payload commander.
•Logged more than 438 hours and first African American to walk in space.

Skills and experience supporting nomination

Dr. Harris provides our Board with deep science, technology, and medical background and leadership experience in helping companies to leverage their resources in support of business operations and investment. His experience as an astronaut provides the Board with unique skills and perspective from both a management and scientific perspective.
Dr. Harris earned a Bachelor of Science in Biology from the University of Houston, a Master of Medical Science from the University of Texas Medical Branch at Galveston, a Master of Business Administration from the University of Houston – Clear Lake, and a Doctor of Medicine from Texas Tech University Health Sciences Center School of Medicine. He completed a residency in internal medicine at the Mayo Clinic, a National Research Council Fellowship in endocrinology at the NASA Ames Research Center, and trained as a flight surgeon at the United States Air Force School of Aerospace Medicine. Dr. Harris is a Fellow of the American College of Physicians.

Dr. Bernard A. Harris Jr.
69
Director since 2024
Board committees
Governance; Science,
Technology and Quality
Current public company directorships
•RTX Corporation (2021 - Present)
•U.S. Physical Therapy (2005 - Present)
Other directorships and memberships
•Massachusetts Mutual Life Insurance Company (director) (2022 - Present)
•Astronaut Scholarship Foundation (director)
•Harris Foundation (board member)
•Texas Medical Center (board member)

Healthcare Industry	Extensive and unique medical and healthcare experience in various research and clinical roles; Experience on board of a healthcare services company

International & Global Operations	Service on the boards of global companies and international space missions

Strategy & M&A
Oversight experience in guiding companies undergoing significant transitions, including streamlining operations, creation of organic company segments, and M&A; Engaged in portfolio management for early to mid-stage healthcare and technology companies

Science, Technology, Research & Innovation	Substantial experience as a research, clinical, and astronautical medical physician

Quality, Regulatory & Compliance	Considerable experience in government and highly-regulated public companies

Risk Management	Roles addressing extensive and high risk conditions as well as oversight of companies involved in high-risk sectors

2026 Proxy statement	17

Proposal 1: Election of Class II Directors
Continuing directors
Below are the biographies of our other current directors.
Class III directors

Professional experience
Organon & Co.
•Executive Chairman (2025 – present)
Humacyte, Inc.
•Chair of the Board (2013 – 2019)
•Board Member (2013 – 2021)
•Chief Executive Officer (2010 – 2018)
Schering-Plough Corporation
•Executive Vice President and President of global pharmaceutical business (2003 – 2009)
Pharmacia Corporation
•President of global pharmaceutical business (1997 – 2003)

Carrie S. Cox 68
Director since 2024
Chair of the board
Board committees
Talent; Science, Technology and Quality
Current public company directorships
•Organon & Co. (2021 - Present)
•Texas Instruments Inc. (2010 - Present)
Prior public company directorships
•Cardinal Health Inc. (2009 -2023)
•Cartesian Therapeutics, Inc. (2019 - 2025)

Skills and experience supporting nomination

Ms. Cox brings substantial experience in guiding companies undergoing significant transitions, including recently spun-off companies, as well as in merger and divestiture transactions. With strong experience as a pharmaceutical company executive, she is an experienced leader at both the management and director levels.

Healthcare Industry	30 years of experience in leadership roles and member of multiple boards at healthcare companies

Executive Leadership	Pharmaceutical and biotech executive experience including as CEO of a regenerative medicine company

Financial Acumen & Experience	Significant experience as a seasoned executive and audit committee member

International & Global Operations	Service on the boards and senior executive roles at global healthcare companies

Strategy & M&A	Deep experience in guiding companies undergoing significant transitions, including recently spun-off companies, as well as in M&A transactions

Science, Technology, Research & Innovation	Deep experience at head of drug and biotech development companies; Responsible for significant capital and R&D investments

Quality, Regulatory & Compliance	Management responsibility of a large multinational company operating in a regulated industry

Corporate Sales, Marketing & Brand Management	Roles including oversight of sales plans, marketing and brand for large global companies

Risk Management	Significant experience as chair of board at multiple public and private companies with oversight over risk

Human Capital Management	Notable compensation committee expertise

18

Proposal 1: Election of Class II Directors

Professional experience
Solventum Corporation
•Chief Executive Officer (2024 – present)
3M – Health Care Business Group
•Chief Executive Officer (2023 – 2024)
Zimmer Biomet Holdings, Inc.
•President and Chief Executive Officer (2017 – 2023)
Medtronic plc
•Executive Vice President (2015 – 2017)
Covidien plc
•Senior Vice President and Group President (2011 – 2015)
•President, Energy-based Devices business (2006 – 2011)

Bryan Hanson 59 Director since 2024 Prior public company directorships •Walgreens Boots Alliance, Inc. (2022 - 2025) •Zimmer Biomet Holdings, Inc. (2017 - 2023)

Skills and experience supporting nomination

Mr. Hanson has over 30 years’ experience in successfully leading, growing, and transforming global medical device businesses at major healthcare companies. He strives for greater innovation and commercial success, driving value for customers, patients, and shareholders. As our CEO, Mr. Hanson brings important operational and management perspective to the Board, including extensive executive experience in the healthcare field and with respect to the effort required to launch a spinoff as a standalone company.

	Healthcare Industry	Over 30 years of experience in leadership roles at medical device companies

	Executive Leadership	Healthcare executive experience, including as CEO of a global medical technology company; Completion of executive leadership programs at Kellogg School of Management and Harvard Business School

	Financial Acumen & Experience	Significant experience in financial management as a seasoned executive during periods of growth and portfolio optimization

	International & Global Operations	Service in multiple senior executive roles at global healthcare companies

	Strategy & M&A	Extensive experience in guiding companies through significant transitions, as well as in strategic planning and mergers and acquisitions

	Science, Technology, Research & Innovation	Deep experience as head of medical device businesses

	Risk Management	Substantial experience as chief executive and board member at multiple companies with oversight over risk

	Human Capital Management	Senior executive leadership expertise

2026 Proxy statement	19

Proposal 1: Election of Class II Directors

Professional experience
Mondelez International, Inc. (formerly Kraft Foods, Inc.)
•Executive Vice President and Chief Human Resources Officer (2005 – 2018)
Baxter International Inc.
•Corporate Vice President and Chief Human Resources Officer (2001 – 2005)
•Vice President, Human Resources (1998 – 2001)
•Vice President, various roles (1990 – 1998)
PricewaterhouseCoopers
•Certified Public Accountant (1980 – 1990)

Karen J. May
68
Director since 2024
Board committees
Talent (Chair)
Current public company directorships
•Alcon, Inc. (2019 - Present)
Other directorships and memberships
•Ace Hardware Corporation (director) (2017 - Present)

Skills and experience supporting nomination

Ms. May brings significant human capital expertise in executive and oversight roles, as well as her expertise in finance and accounting, to the Board. During her previous roles, she oversaw significant restructuring and dispositions leading to meaningful growth at those companies. Ms. May also has extensive experience with spin-offs, mergers and acquisitions, as well as divestiture transactions involving several large international brands and companies.

Healthcare Industry	Considerable experience as a board member and in senior leadership at pharmaceutical and biotech companies

Executive Leadership	Substantial experience in multiple senior human resources roles

Financial Acumen & Experience	Extensive exposure to financial reporting and results as a board member, senior executive, and auditor

International & Global Operations	Service in senior executive roles at global healthcare and food companies

Strategy & M&A	Substantial experience in guiding companies undergoing significant transitions, including spun-off companies, restructuring, and M&A transactions

Corporate Sales, Marketing & Brand Management	Roles including driving revenue stream growth and price management for large global companies

Human Capital Management	Significant experience in executive human resources roles, including with respect to post-spinoff management, acquisitions, divestitures, and restructuring

20

Proposal 1: Election of Class II Directors

Professional experience
The Wilson Collective
•President (2018 – present)
General Electric Company (1992 – 2018)
•GE Power – Vice President, Commercial (2017 – 2018)
•Chief Commercial Officer, various divisions (2014 – 2017)
British Petroleum North America (1985 – 1991)

Skills and experience supporting nomination

Darryl L. Wilson
62
Director since 2024
Board committees
Audit; Talent
Current public company directorships
•NextEra Energy, Inc. (2018 - Present)
•Eaton Corporation (2021 - Present)
•Primerica, Inc. (2024 - Present)
Other directorships and memberships
•Texas Children’s Hospital - Finance and Public Policy Committees (chairman) (2023 - Present)
•The Kinkaid School Board of Trustees - Finance and Endowment Committees (chairman) (2021 - Present)
•Good Reason Houston (director) (2021 - Present)
•The Greater Cleveland Urban League (2024 - Present)

Mr. Wilson brings a global perspective on business operations, commercial management, manufacturing and mergers and acquisitions to the Board. During his time in both senior leadership and board roles, he oversaw significant integration, cost savings, and business growth initiatives. Mr. Wilson also oversaw major restructurings. Mr. Wilson has an MBA in Marketing from Indiana University and a BA in Business Administration from Baldwin Wallace College.

Executive Leadership	Significant experience as Chief Commercial Officer of multiple major divisions of a large multinational industrial company

Financial Acumen & Experience
Strong oversight expertise and experience in finance and financial markets from Federal Reserve branch bank chairmanship; Significant executive experience during business growth across segments and regions

International & Global Operations	Extensive experience in senior oversight roles at global conglomerates overseeing divisions in multiple regions; Global integration team focused on cost savings and business alignment

Strategy & M&A	Valuable experience in divestitures, mergers and acquisitions, and commercial integration

Science, Technology, Research & Innovation	Two decades of experience overseeing product development and commercialization for multiple divisions of a multinational industrial company

Quality, Regulatory & Compliance	Multiple roles with management responsibility over product quality control and safety systems

Corporate Sales, Marketing & Brand Management	Service in both senior leadership and board roles focused on driving business growth in multiple segments and regions

Risk Management	Substantial experience as board member at multiple public and private companies with oversight over risk

Human Capital Management	Oversaw large teams in multiple segments and global operations; Led global integration team restructuring

2026 Proxy statement	21

Proposal 1: Election of Class II Directors
Class I directors

Professional experience
Labcorp Holdings Inc.
•Executive Vice President and Chief Financial Officer (2014 – 2024)
The Timken Company
•Executive Vice President of Finance and Administration and Chief Financial Officer (2002 – 2014)
United Dominion Industries (1990 – 2001)
•President and Chief Operating Officer (1999 – 2001)

Skills and experience supporting nomination
Glenn A. Eisenberg
64
Director since 2024
Board committees
Audit (Chair)
Current public company directorships
•Middleby (2026 - Present)
•MiniMed (2026 - Present)
•Lumexa Imaging Holdings, Inc. (2025 - Present)
Prior public company directorships
•US Ecology, Inc. (2018 - 2022)
•Perspecta Inc. (2019 - 2021)

Mr. Eisenberg’s long history as a public company finance executive provides the Board with significant financial expertise. He also brings strong audit committee expertise and valuable experience in portfolio optimization. Mr. Eisenberg holds a Bachelor of Arts degree from Tulane University and a Master of Business Administration from Georgia State University. Our Board has determined that Mr. Eisenberg is an “audit committee financial expert” for purposes of the rules of the SEC.

Healthcare Industry	Decade of experience in healthcare services leadership

Executive Leadership	Over 20 years of experience as Chief Financial Officer and Chief Operating Officer of large public companies

Financial Acumen & Experience	Long history as a public company finance executive with acumen in driving financial performance; Strong audit committee and oversight expertise

International & Global Operations	Senior roles at global manufacturers and healthcare companies, including as Chief Operating Officer

Strategy & M&A
Valuable experience in corporate transformations, including acquisitions and spin-offs, and portfolio optimization; Experience streamlining operations through divestitures to focus on core competencies, cost reduction and efficiency

Quality, Regulatory & Compliance	Deep experience overseeing quality and compliance at global manufacturers

Risk Management	Deep experience of risk management, particularly financial and regulatory risk

Human Capital Management	Significant experience leading large teams and on public company boards with oversight over human capital management

22

Proposal 1: Election of Class II Directors

Professional experience
The T1D Fund
•Chief Executive Officer (2025 – present)
Bristol-Myers Squibb
•Executive Vice President, Strategy & Business Development (2020 – 2024)
Barclays plc
•Managing Director (2010 – 2020)
Thermo Fisher Scientific
•Senior Vice President (2009 – 2010)
Goldman Sachs Group, Inc. (1993 – 2009)
•Managing Director, Senior Coverage Officer - Health Care

Elizabeth A. Mily 58 Director since 2024 Board committees Audit; Science, Technology and Quality Other directorships and memberships •Ampersand Biomedicines (director) (2024 - Present)

Skills and experience supporting nomination

Ms. Mily brings extensive experience as an executive in the healthcare industry as well as significant strategy and corporate development skills to the Board. During her previous roles, Ms. Mily oversaw significant revenue growth and cost savings, strategic business development and partnership activities, as well as numerous mergers and acquisitions, including divestitures. Ms. Mily holds a Master of Science in Foreign Service from Georgetown University and a Bachelor of Arts in German Literature and European History from the Ohio State University. She was also a Fulbright Scholar to the Universities of Cologne and Hamburg, Germany.

	Healthcare Industry	Significant experience in multiple leadership roles at healthcare and healthcare advisory companies

	Executive Leadership	Experience in increasingly significant executive leadership and Chief Executive Officer positions

	Financial Acumen & Experience	Executive experience involving financial management of healthcare companies and as managing director in healthcare investment banking

	International & Global Operations	Service in senior executive roles at global healthcare companies

	Strategy & M&A	Substantial experience in guiding healthcare companies undergoing significant transitions, including numerous significant M&A transactions, partnerships, and major investments and managed alliances

	Science, Technology, Research & Innovation	Management experience in selection, development and regulatory clearance for innovation and new product decisions

	Risk Management	Risk oversight experience particularly in portfolio and transaction management

	Human Capital Management	Experience with leadership of large teams, particularly in performance, advancement, and compensation management

2026 Proxy statement	23

Proposal 1: Election of Class II Directors

Professional experience
C. R. Bard, Inc.
•President and Chief Operating Officer (2003 – 2017)
•Group President (1996 – 2003)
Dentsply International, Inc. (1991 – 1996)
•Senior Vice President - North America

Skills and experience supporting nomination

Mr. Weiland provides the Board with extensive international and healthcare business experience as well as expertise regarding regulatory compliance and manufacturing operations. During his tenure at C.R. Bard, he oversaw optimization of workflows and cost reduction, generating significant business growth and revenue generation.
John H. Weiland 70 Director since 2024 Board committees Science, Technology and Quality (Chair) Prior public company directorships •Cardinal Health (2019 - 2022)

	Healthcare Industry	Over 40 years of experience in leadership roles and member of multiple boards at healthcare companies

Executive Leadership
Significant healthcare executive experience including as Chief Operating Officer of a medical technology company; Focus on improvement in operational efficiencies across manufacturing and supply chain; Oversight of divestitures and acquisitions to streamline product portfolio in support of margin expansion

	International & Global Operations	Service on public boards and in senior executive roles at global medical technology companies; Responsibility in senior role for worldwide manufacturing at medical device company

	Strategy & M&A	Extensive experience in guiding companies undergoing significant transitions, including significant M&A transactions

	Science, Technology, Research & Innovation	Substantial experience at senior executive level of medical technology company

	Quality, Regulatory & Compliance	Extensive regulatory and medical device compliance experience

	Corporate Sales, Marketing & Brand Management	Oversaw significant business growth and revenue generation during executive tenure and as Chief Operating Officer

	Risk Management	Served on risk committees at public companies responsible for managing corporate and medical device risks

	Human Capital Management	Significant experience overseeing operations and on public company boards with oversight over human capital management

24

Proposal 1: Election of Class II Directors

Professional experience
Perella Weinberg Partners
•Senior Advisor, Healthcare Investment Banking (2016 – 2019)
McKinsey & Company
•Senior Advisor, Strategy and Corporation Finance (2015 – 2018)
Covidien plc
•Senior Vice President of Strategy and Business Development (2006 – 2015)

Skills and experience supporting nomination

Amy A. Wendell
65
Director since 2024
Board committees
Governance; Science, Technology and Quality
Current public company directorships
•AxoGen, Inc. (2016 - Present)
•Baxter International, Inc. (2019 - Present)
•Hologic, Inc. (2016 - Present)
Ms. Wendell’s extensive business development and strategy experience in the healthcare industry provides valuable insights for the Board. In particular, Ms. Wendell has deep expertise in all areas of mergers and acquisitions, portfolio management, resource allocation, and identification of new market opportunities. Ms. Wendell holds a Bachelor of Science in Mechanical Engineering from Lawrence Technological University and a Master of Science degree in Biomedical Engineering from the University of Illinois.

Healthcare Industry	Over 30 years of experience in strategic leadership roles and member of multiple boards at healthcare and medical device companies

Financial Acumen & Experience	Deep knowledge through executive and board experience of financial valuation and portfolio optimization

International & Global Operations	Service on the boards and in senior strategy roles at global healthcare and medical device companies

Strategy & M&A	Extensive and thorough experience in guiding companies undergoing significant transitions, including M&A, as well as portfolio management and spin-offs

Science, Technology, Research & Innovation	Considerable experience overseeing acquisition and portfolio management of science and research companies

Quality, Regulatory & Compliance	Strategic responsibility for large multinational companies operating in regulated industries; Roles in product development and licensing and distribution

Corporate Sales, Marketing & Brand Management	Oversight in multiple roles of revenue growth and margin enhancement for large global companies

Risk Management	Significant experience with mergers and acquisitions as well as divestitures for multiple public and private companies with oversight over strategic risk

Human Capital Management	Leadership of large teams particularly in performance and advancement; Roles on public company boards with oversight over human capital management

2026 Proxy statement	25

Proposal 1: Election of Class II Directors
Board composition and leadership structure

Leadership structure

Chair: Carrie S. Cox	Chief Executive Officer: Bryan Hanson	Audit Committee Chair: Glenn Eisenberg	Talent Committee Chair: Karen May	Governance Committee Chair: Susan DeVore	Science, Technology and Quality Committee Chair: John Weiland
We have an independent Board leadership structure to guide the oversight of the Company.
The Board’s leadership structure, which includes an independent Chair, allows Ms. Cox, as Chair, to lead agenda setting and oversight of the Company’s strategy at the Board level, while Mr. Hanson, in his capacity as CEO, leads the development and execution of the strategy. Committee Chairs were selected based on their significant professional and leadership experience enabling them to lead their respective committee’s work.
As a newly independent company, in selecting candidates for our Board, our Chair, with the assistance of a leading independent search firm, engaged in a comprehensive recruitment focused on identifying directors across three core areas:
•Directors who would bring highly relevant industry experience in healthcare, including in medical devices, biotechnology and pharmaceutical businesses;
•Directors with spin-off and post spin-off and similar transformational business experience – a crucially important skill set as we developed our three-phased strategic approach, execute future portfolio optimization plans and transition over the next several years away from the highly complex arrangements with 3M Company (“3M”) in place today;
•Directors with critical and valuable experience in governance, human resources and audit and tax functions best practices to lead us as we set up a new standalone global organization and business culture.

26

Proposal 1: Election of Class II Directors
Board committees

Audit Committee

Chair:	Other Members:
Glenn Eisenberg	Shirley Edwards	Elizabeth Mily	Darryl Wilson

Number of Meetings in 2025: 9

The Audit Committee is established in accordance with Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and the listing rules of the New York Stock Exchange (“NYSE”). The Audit Committee has the responsibilities set forth in its charter. These responsibilities include, among others:
•reviewing Solventum’s annual audited and unaudited quarterly financial statements;
•reviewing Solventum’s financial reporting process, including internal controls over financial reporting and any significant issues regarding the application of accounting principles and financial statement presentation, and critical accounting policies;
•periodically reviewing Solventum’s capital allocation and capital structure strategies, insurance coverage, funding for pension and other post-retirement benefit plans, global tax planning, and global treasury activities;
•periodically obtaining reports from Solventum’s Chief Compliance Officer on compliance and on the implementation and effective of Solventum’s compliance and ethics program;
•periodically reviewing, and obtaining reports or discussing with senior management, as applicable, information technology networks, including cyber security and artificial intelligence, and systems and related policies and internal controls; and the annual audit plan, scope of work, and the results of internal audits and management’s response thereto;
•establishing procedures for (i) the receipt, retention, and treatment of complaints received by Solventum regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by Solventum employees of concerns regarding questionable accounting or auditing matters and periodically reviewing with the Chief Compliance Officer and Solventum’s internal auditing department these procedures and any significant complaints received;
•periodically obtaining reports from senior management regarding Solventum’s performance of its obligations under spin-off related agreements, and monitoring the implementation and Solventum’s progress under such agreements; and
•appointing, overseeing, and approving compensation of Solventum’s registered public accounting firm.

Each member of the Audit Committee is expected to be financially literate, and our Board determines that at least one member of the Audit Committee is an “audit committee financial expert” for purposes of the rules of the SEC. The Board has determined that Glenn Eisenberg and Shirley Edwards are each an audit committee financial expert. In addition, our Board determines that each of the members of the Audit Committee are independent, as defined by the rules of the NYSE, Section 10A(m)(3) of the Exchange Act, and in accordance with Solventum’s Director Independence Guidelines.

2026 Proxy statement	27

Proposal 1: Election of Class II Directors

Governance Committee

Chair:	Other Members:
Susan DeVore	Carlos Albán	Dr. Bernard Harris, Jr.	Amy Wendell

Number of meetings in 2025: 5

The Governance Committee has the responsibilities set forth in its charter. These responsibilities include, among others:
•selecting and recommending director candidates to our Board, in light of the Board Membership Criteria adopted by our Board, either to be submitted for election at the annual meeting or to fill any vacancies on the Board, including consideration of any shareholder nominees for director (submitted in accordance with Solventum’s Bylaws);
•reviewing and making recommendations to our Board concerning the composition and size of our Board and its committees and the Board Membership Criteria;
•reviewing Solventum’s Corporate Governance Guidelines at least annually, and recommending any proposed changes to our Board for approval;
•developing and recommending to our Board standards to be applied in making determinations on the types of relationships that constitute material relationships between Solventum and a director for purposes of determining director independence;
•discussing policies with respect to enterprise risk assessment and enterprise risk management, Solventum’s major risk exposures, and the steps the leadership team has taken to monitor and mitigate such exposures; and
•developing and recommending to our Board for its approval an annual self-assessment process of our Board and its committees and overseeing the process.

Our Board has determined that each member of the Governance Committee is independent, as defined by the rules of the NYSE and in accordance with Solventum’s Director Independence Guidelines.

Science, Technology and Quality Committee

Chair:	Other Members:
John Weiland	Carrie Cox	Dr. Bernard Harris, Jr.	Elizabeth Mily	Amy Wendell

Number of Meetings in 2025: 4

The Science, Technology and Quality Committee has the responsibilities set forth in its charter. These responsibilities include, among others:
•monitoring and reviewing the overall strategy, direction and effectiveness of Solventum’s research and development and business development activities;
•reviewing management’s strategy and allocation of resources for research and development and business development activities, including product line extensions, new product platforms and licensing and distribution arrangements;
•overseeing risk management of product quality and safety, quality and regulatory aspects of research and development programs; and
•overseeing policies, programs, and performance related to medical affairs.

28

Proposal 1: Election of Class II Directors

Talent Committee

Chair:	Other Members:
Karen May	Carlos Albán	Carrie Cox	Shirley Edwards	Darryl Wilson

Number of meetings in 2025: 7

The Talent Committee has the responsibilities set forth in its charter. These responsibilities include, among others:
•reviewing and approving executive officer compensation and compensatory arrangements (or, in the case of the CEO, review, approve and recommend CEO compensation and compensatory arrangements to the independent directors of the Board);
•reviewing and recommending to the Board changes in director compensation;
•reviewing disclosures in Solventum’s proxy statement regarding advisory votes on executive compensation and the frequency of such votes;
•approving or recommending, as applicable, the adoption, amendment, and termination of incentive compensation, deferred compensation programs and related oversight;
•approving employment agreements and severance arrangements for the executive officers of Solventum, as appropriate and subject to ratification by the independent directors of the Board for the CEO;
•approving the adoption and amendment of executive officer stock ownership guidelines and reviewing compliance with these guidelines;
•annually reviewing a risk assessment of Solventum’s compensation policies and practices;
•periodically reviewing and discussing with management matters relating to human capital management, including the succession planning process for the CEO, executive officers, and other leadership team members; and
•as needed, retaining compensation consultants, counsel, or other advisors and approving such advisors’ fees and retention terms.

Our Board has determined that each member of the Talent Committee is independent, as defined by the rules of the NYSE and in accordance with Solventum’s Director Independence Guidelines. In addition, members of the Talent Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Key areas of Board oversight
Strategy
The Board oversees management’s establishment and execution of corporate strategy. Elements of strategy are discussed at regularly scheduled Board meetings and the Board engages directly with management and the leaders of Solventum’s business segments and reviews the businesses’ operational priorities, competitive environment, market challenges, economic trends, and regulatory developments. The Board has also been actively engaged in overseeing and guiding the development of our three-phase strategic approach, our long term strategic plan, and potential strategic transactions, including portfolio optimization initiatives, all with a view toward alignment with our priorities.

2026 Proxy statement	29

Proposal 1: Election of Class II Directors
Risk management
Solventum management has primary responsibility for the practices, processes and procedures to proactively and comprehensively manage risk; the Board oversees those practices, processes and procedures. We have prioritized building a culture-focused foundation across the enterprise to drive collaboration, enhance execution and reduce risk. As defined in our Corporate Governance Guidelines and Board committee charters, the Board retains oversight of specific risks for itself and delegates oversight of other risks to Board committees based on their respective areas of expertise. Consideration of risk is a part of all Board meetings, and throughout the year, the Board and the relevant committees review and discuss specific risk topics in greater detail.

Oversight of risk management

The Board’s, its committees’ and management’s focus on the Company’s risks and other matters are shown below. Further detail on how specific oversight responsibility is delegated among the committees can be found under “Board Committees.”

Board oversight
•Business strategy
•Sustainability and human resources strategies
•Company, structure and talent strategy
•Management’s reports on significant risks
•Digital strategy and technology innovation and adoption (including AI)
•Merger, acquisition and divestiture execution •Operating model transformation •Market, policy and geopolitical trends •Competition •Supply chain •CEO succession planning

Audit Committee oversight	Talent Committee oversight	Governance Committee oversight	Science, Technology and Quality Committee oversight

•Financial statements and financial reporting activities
•Separation related risks
•Capital structure and financial risk assessment and management
•Compliance with legal and regulatory requirements
•Sustainability, stewardship and environmental, health and safety compliance and related risks
•Cyber security, artificial intelligence and data privacy

•Executive compensation policies and practices, including incentive compensation policies and arrangements
•Equity compensation programs
•Executive officer performance
•Succession planning process, including executive officer succession planning
•Strategy and outcomes related to human capital management

•Board structure, including committees, composition, leadership, assessment, and succession planning
•Corporate governance structure and practices
•Enterprise risk assessment and management and policies
•Related party transactions
•Public policy, social responsibility, environmental and corporate citizenship issues and trends, including political contributions
•Shareholder matters

•Product quality and safety
•Overall strategy, direction and effectiveness of research and development and business development programs
•Quality and regulatory aspects of research and development programs
•Compliance with related laws and regulations

Management oversight
•Identify and assess risks affecting the Company
•Address identified risks and develop and execute mitigation plans
•Report information regarding risks to the Board and/or committees of the Board
•Monitor risks on an ongoing basis

30

Proposal 1: Election of Class II Directors
Enterprise risk management
Solventum has established an enterprise risk management (“ERM”) program for oversight and management of the ERM framework, enterprise risk assessment, risk appetite, risk culture and emerging risk management. The ERM program was established with direct engagement from Solventum leadership and the Board committee Chairs. Risk owners and sponsors were designated for all enterprise risks, which includes a formal quarterly sign-off to instill accountability in the risk management process. ERM program leaders provide quarterly updates to the Governance Committee as well as an annual update to the full Board on ERM. The Board utilizes ERM as a key mechanism for understanding enterprise-level risks facing Solventum and assessing management practices, processes and procedures for mitigating those risks.
Cybersecurity
The Audit Committee is responsible for the oversight of cybersecurity-related risks. The Audit Committee regularly receives reports from our Chief Information Security Officer (“CISO”), Chief Information Officer (“CIO”) and other members of management on cybersecurity threat risk management, including security posture improvements, results from third-party assessments, identified risks and progress towards risk-mitigation-related goals. The full Board receives a report from our CISO and other members of management annually. For additional information relating to our cybersecurity practices, processes and procedures, see our 2025 Annual Report on Form 10-K.
2025 Director compensation
Our non-employee directors are compensated for their time, expertise, and governance roles with a mix of cash and equity-based compensation.

Annual independent director compensation				Additional annual compensation Board chair: $50,000 (cash) and $100,000 (RSUs)

				Governance Committee chair •$15,000 Talent Committee chair •$20,000	Audit Committee chair •$25,000 Science, Technology and Quality Committee chair •$15,000
■	Annual Cash Retainer	■	Annual Equity Retainer	* Committee chair additional compensation is payable in cash

Each non-employee director receives an annual cash retainer of $120,000 for their service on the Board. Due to their additional responsibilities, our Board chair receives an additional annual cash retainer of $50,000, and the chairs of our committees receive the following additional annual cash retainers: $15,000 for the Governance Committee chair and the Science, Technology and Quality Committee chair; $25,000 for the Audit Committee chair; and $20,000 for the Talent Committee chair.
To align their interests with long-term company performance, each of our non-employee directors, other than our Board chair, receives an annual restricted stock unit (“RSU”) grant with a grant date fair value of $225,000. Due to her additional responsibilities, our Board chair receives an annual RSU grant with a grant date fair value of $325,000. The annual RSUs granted to non-employee directors have a one-year vesting schedule.

2026 Proxy statement	31

Proposal 1: Election of Class II Directors
The following table sets forth the compensation for non-employee directors in 2025. Mr. Hanson does not receive any additional compensation for serving on the Board.

Name	Leadership roles held during 2025	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Total ($)

Carlos Albán		120,000	225,006	345,006

Carrie S. Cox	Board chair	170,000	325,046	495,046

Susan D. DeVore	Governance Committee chair	135,000	225,006	360,006

Shirley A. Edwards		120,000	225,006	345,006

Glenn A. Eisenberg	Audit Committee chair	145,000	225,006	370,006

Dr. Bernard A. Harris, Jr.		120,000	225,006	345,006

Karen J. May	Talent Committee chair	140,000	225,006	365,006

Elizabeth A. Mily		120,000	225,006	345,006

John H. Weiland	Science, Technology and Quality Committee chair	135,000	225,006	360,006

Amy A. Wendell		120,000	225,006	345,006

Darryl L. Wilson		120,000	225,006	345,006

(1)This column represents the amount of all fees earned or paid in cash for services as a director, including the annual cash retainer, Board chair retainer, and the annual committee chair fees.
(2)This column represents the grant date fair value of the stock awards granted in 2025, determined in accordance with FASB ASC Topic 718. As of December 31, 2025, Ms. Cox held 11,252 unvested RSUs and all other non-employee directors each held 5,383 unvested RSUs.

32

Sustainability and social impact

Our sustainability and social impact strategy supports the creation of long-term shareholder value. Through our identification of and action on key priorities, we strive to meet the expectations of our investors and other stakeholders, including regulators, customers, the patients we serve, our employees, and the communities where we live and work.
We have established organizational and governance structures to oversee and drive environmental and social performance. We will continue to build out our sustainability and social impact programs, policies and processes. Guided by our commitment to transparency, we communicate progress in our annual Sustainability and Social Impact Report.
Our sustainability governance structure
The below diagram illustrates the different working teams involved in driving environmental and social performance at Solventum. We adopt both top-down and bottom-up approaches and involve the Board and management to align on strategy, goals and targets and to implement our initiatives. The executive sponsor for these initiatives is Solventum’s Chief Corporate & Legal Affairs Officer and the responsible executive is Solventum’s Chief Sustainability Officer.

Sustainability governance

Attendees	Topics

Board of directors

Governance Committee Audit Committee	Sustainability strategy and key initiatives: Sustainability regulation and mandatory reporting | Performance on public-facing goals, targets, and commitments | Risks and opportunities

Enterprise leadership team

CEO | Direct Reports	Approve enterprise level Sustainability strategy; Review and approve public-facing goals and targets; Review risks and opportunities

ESG & sustainability advisory committee

Legal | Finance | Strategy | Supply Chain | HR | R&D | Product Stewardship | IT	Review and align on Sustainability strategy; Support development and approval of Sustainability priorities, goals and initiatives; Resolve roadblocks

Sustainability cross-functional and business working teams

2026 Proxy statement	33

Corporate governance

Our governance policies are broadly consistent with recently spun-off companies and reflect best practices. We regularly review our governance structure and consider the input of our investors to make adjustments to our governance in line with our structure and the needs of the Company.
A description of certain of our key Board and other policies and practices follows below:
Policies on corporate governance
We prioritize ethical practices and doing business the right way. Our high standards of corporate conduct were established to promote the welfare of all and uphold public trust in our contributions to the healthcare industry. Our Board has adopted Corporate Governance Guidelines that, in conjunction with our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), Bylaws, Board committee charters and key Board policies, form the framework for our governance.
Our Corporate Governance Guidelines address matters such as the respective roles and responsibilities of our Board and management, Board composition and leadership structure, the responsibilities of the independent Chair or lead independent director (if there is one in place), director independence, the Board Membership Criteria, Board committees, and Board and management evaluations. The Governance Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines at least annually and recommending any proposed changes to the Board for approval. Our Board has also adopted a Code of Business Conduct and Ethics for Members of the Board (“Board of Directors Code of Conduct”), which incorporates principles of conduct our Board will follow to ensure its activities are conducted with integrity and adherence to the highest ethical standards and in compliance with the law.

The current versions of the following documents are available in the Governance section of our website, www.solventum.com:

•Corporate Governance Guidelines
•Board of Directors Code of Business Conduct and Ethics
•Director Independence Guidelines
•Audit Committee Charter
•Governance Committee Charter
•Talent Committee Charter
•Science, Technology and Quality Committee Charter

We also have a Code of Conduct for employees. If we make any substantive amendments to the employee Code of Conduct or grant any waiver, including any implicit waiver, from a provision of the code to our CEO, Chief Financial Officer, or Chief Accounting Officer, we will disclose the nature of that amendment or waiver on our website.

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Corporate governance
Classified board and phase out
As is common for newly spun-off companies, we currently have a classified board. Under our Certificate of Incorporation, we will conduct a phased declassification of the Board to be completed in 2028.
Our Certificate of Incorporation provides that, until the 2028 Annual Meeting, our Board will be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors:
Starting with the 2028 Annual Meeting, directors will be elected annually and for a term of office to expire at the next annual meeting of shareholders and our Board will thereafter no longer be divided into classes.
Director independence
Providing objective, independent judgment is at the core of our Board’s oversight function. Our “Director Independence Guidelines” set forth certain criteria to assess the independence of our directors. Under the Director Independence Guidelines, which conform to the corporate governance listing standards of NYSE, a director will not be considered “independent” unless our Board affirmatively determines that the director has no material relationship with Solventum directly or as a partner, shareholder or officer of an organization that has a relationship with Solventum. Our Board has determined that a majority of the directors of Solventum, including all of our directors other than our CEO, are independent under the Director Independence Guidelines and the NYSE listing standards for independence.
Limit on other directorships
Under our Corporate Governance Guidelines, independent directors are encouraged to evaluate carefully the time required to serve on other boards (excluding non-profit boards) taking into account board attendance, preparation, participation, and effectiveness on such boards. Independent directors must advise the Chair of the Board and the CEO before accepting an invitation to serve on another board to enable Solventum to determine whether (i) any regulatory issues or potential conflicts are raised by the director accepting such an invitation, and (ii) the director will have the time required for preparation, participation, and attendance at Board meetings. Directors who also serve as CEOs of publicly-traded companies or in equivalent positions should not serve on more than two boards of public companies (including Solventum), and other directors should not serve on more than four boards of public companies (including Solventum).

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Corporate governance
Director tenure and term limits
Our Corporate Governance Guidelines provide that a non-employee director must retire from the Board when they reach the age of 75. A director elected to the Board prior to his or her 75th birthday may continue to serve until the annual meeting coincident with or following his or her 75th birthday. Aside from special circumstances (such as, potentially, during a CEO succession or during a material transaction), directors will not be nominated for election to the Board after their 75th birthday. The Board has not granted any waivers with respect to this mandatory retirement age. There are no term limits for service on the Board. The Company and the Board believe that the absence of term limits allows the Company to retain board members who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an important perspective to the Board as a whole.
2025 Shareholder outreach program
We are committed to maintaining an active, transparent, and constructive shareholder engagement program that fosters open dialogue, strengthens investor trust and ensures shareholder perspectives are thoughtfully considered in our governance, strategy and long-term value creating decisions. The Board and the Company appreciate hearing from shareholders on business and governance matters, including the structure and design of our executive compensation programs and the design and structure of our governance provisions. Feedback from investors helps inform Board decisions and ensures the executive compensation program and the Company’s governance platform continues to remain aligned with the interests and values of Solventum’s shareholders.
In 2025, our management team engaged with shareholders representing over 56% of our outstanding shares (based on stock holdings as of December 31, 2025 and not including 3M) to engage and share their perspectives with us on a variety of matters. Management, our Board chair, our Talent Committee chair, and our Governance Committee chair, had meetings with shareholders representing 21% of our outstanding shares (based on stock holdings as of December 31, 2025 and not including 3M).
Key themes discussed with our shareholders included:

•Robust board oversight of risks, including relating to artificial intelligence, tariffs, and cybersecurity
•The Board’s role in supporting strategic execution and holding management accountable
•Ensuring strong corporate and compensation governance
•Ensuring organizational health and stability through talent oversight •Overseeing execution of the company’s Long Range Plan

Assess We regularly assess our shareholder base, voting outcomes, market feedback and emerging governance trends to identify engagement priorities and key areas of investor focus.	Engage We proactively engage with shareholders through meetings, conferences, and disclosure practices designed to facilitate two-way constructive dialogue.
Evaluate and respond
We evaluate shareholder feedback to inform Board and management decision-making and respond, where appropriate, through enhanced disclosures, governance enhancements and ongoing engagement.

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Corporate governance
Board self-evaluation process
Pursuant to NYSE requirements, Solventum’s Corporate Governance Guidelines and the charters of each of the Board’s committees, the Board and each of its committees are required to conduct self-evaluations of their performance. The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and as a newly public company, these evaluations will help us establish the best board and governance practices to ensure robust oversight.
The Board has established a process for self-evaluations, which are conducted annually, and are intended to facilitate a candid assessment and discussion by the Board and each committee of its effectiveness as a group in fulfilling its responsibilities, evaluating its performance, and identifying areas for improvement. The Governance Committee oversees the annual self-evaluation process.
Each director is expected to participate and provide feedback on a range of topics, including: Board and committee agendas and meetings; culture and ethics; relationship with management; committee structure, membership and leadership; the flow of information to and from the Board and its committees; and management succession planning.

1 Director feedback is solicited on an individual basis through written questionnaires	2 Feedback reviewed by Chief Corporate & Legal Affairs Officer; summary of feedback and recommendations shared with Chair, CEO, and Governance Committee Chair	3 Summary of feedback and recommendations shared with each Committee chair for discussion at next Committee meeting and development of action plan for implementation of changes	4 Board discusses feedback and recommendations and development of Board and Committee action plans; works with senior management on implementation of changes

The Company expects that from time to time, this process will also involve retention of a third party experienced in corporate governance matters to act as a facilitator for the self-evaluation process, including preparing and reviewing the written questionnaires/assessments and conducting individual director interviews.
Board meetings, attendance and executive sessions
The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend meetings of the Board and its committees to report on and discuss their areas of responsibility. Directors are expected to attend Board meetings, meetings of committees on which they serve, and shareholder meetings. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2025, the Board held seven meetings. All directors attended 75% or more of the meetings of the Board and committees on which they served.
Under our Corporate Governance Guidelines, directors are expected to attend the annual meeting. In 2025, all of our Board members attended our 2025 annual meeting.
Each regularly scheduled Board meeting normally begins with a private session between the CEO and the independent directors. The independent directors may meet in executive session without the CEO at any time, and time is allocated for such independent executive sessions at each regularly scheduled Board meeting. Currently, Ms. Cox, in her capacity as non-executive Chair, presides at these executive sessions.

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Corporate governance
Board’s role in executive succession planning and development
The Board, its Talent Committee and its Governance Committee oversee executive succession planning for Solventum as part of building a high-performing workforce. On a periodic basis, the Board and these committees evaluate Solventum’s leadership team succession planning.
Under our Corporate Governance Guidelines, the Board, with the Talent Committee overseeing the succession process, plans for the succession to the position of CEO. The Talent Committee consults with respect to the positions of the leadership team members reporting directly to the CEO. To assist the Talent Committee, the CEO annually assesses leadership team members reporting directly to the CEO and their succession potential. The CEO also provides the Talent Committee with an assessment of persons considered potential successors to leadership team members reporting directly to the CEO. The Governance Committee, coordinating with the Talent Committee, makes recommendations for the appointment of executive officers after reviewing and evaluating the qualifications of individuals to occupy such positions.
Director education
The Company provides Board members with internal and external education opportunities and offers both financial and administrative support to Board members who attend qualifying academic or other independent programs. Educational opportunities provided to directors include the following:
•educational sessions at Board meetings on a variety of topics, including a deep-dive strategy session and individual strategy sessions with different business segments
•briefings on topics of particular relevance, including external perspective on industry trends for each business segment and key topics relevant to the Company
•orientation and ongoing education programs to familiarize directors with the Company’s business operations including site visits with accompanying presentations
•regular updates from internal and external perspectives on new and emerging public company governance and topics related to the Company’s external operating environment
•regular updates from the CEO and other senior leaders outside of formal Board meetings on key information and developments
Directors are also able to and encouraged to attend external academic and other independent programs, including external director education programs and opportunities for directors of public companies.
Communications with directors
Shareholders or other interested parties may contact our directors by writing to them either individually or as a group or partial group (such as all independent directors), c/o Corporate Secretary, Solventum Corporation, 1750 Yankee Doodle Road, Eagan, Minnesota 55121. The Corporate Secretary reviews communications to the independent directors and forwards those communications to the independent directors as discussed below.
Solventum’s Corporate Secretary reviews and promptly forwards communications to the directors as appropriate. Items that are unrelated to the duties and responsibilities of our Board are handled by the appropriate internal team, such as: business solicitation or advertisements; product-related inquiries; mass mailings; resumes or other job-related inquiries; and unsolicited commercial e-mails.

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Corporate governance
Nominations for directors
Our Governance Committee identifies and screens candidates and recommends candidates for nomination to the full Board. In seeking and evaluating director candidates, the Governance Committee considers individuals in accordance with the Board Membership Criteria described in our Corporate Governance Guidelines. This assessment includes, but is not limited to, consideration of: (i) roles and contributions valuable to the business community; (ii) personal qualities of leadership, character, judgment and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of age, gender, ethnicity, background and experience in areas such as business, healthcare, manufacturing, technology, finance and accounting, marketing, international business and government; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. In addition, the Governance Committee considers whether the candidate’s skills and experiences are complementary to existing Board members’ skills and experiences, the Board’s needs for particular expertise, and the candidate’s impact on Board dynamics and effectiveness. The Governance Committee considers director candidates from several sources including those recommended by Board members, a third-party search firm, or shareholders. Candidates proposed by shareholders are evaluated using the same criteria as for other candidates.
A shareholder who wishes to recommend a director candidate for consideration by the Governance Committee should send such recommendation to our Corporate Secretary at Solventum Corporation, 1750 Yankee Doodle Road, Eagan, Minnesota 55121.
A shareholder who wishes to nominate an individual as a candidate for election must comply with the applicable advance notice and proxy access requirements set forth in our Bylaws. Shareholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with Rule 14a-19 under the Exchange Act. (See “Questions & answers about the annual meeting - What do I need to know to submit proposals and what are the deadlines to propose actions for consideration or to nominate individuals to serve as directors at the 2027 annual meeting of shareholders?” for more information).
Certain relationships and related person transactions
Solventum has adopted a related person transaction process that is administered by the Governance Committee. This process applies to any transaction or series of transactions in which Solventum or a subsidiary is a participant, the amount involved exceeds $120,000, a related person (as that term is defined in Item 404(a) of Regulation S-K) has a direct or indirect material interest, and the transaction is required to be disclosed under Item 404(a) of Regulation S-K. Transactions that fall within this definition are referred to the Governance Committee for review and approval or other action, including ratification. Based on its consideration of all of the relevant facts and circumstances, the Governance Committee will decide whether or not to approve a transaction and will approve only those transactions that are in the best interests of Solventum and its shareholders. Any Governance Committee member who is a related person with respect to a transaction under review will not participate in the deliberations or vote respecting such approval, except that such a director may be counted in determining the presence of a quorum at a meeting at which the committee considers the transaction. On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire that requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has an interest.
Under our Code of Conduct, which is available on our website at www.solventum.com, and related policies and procedures, actual or potential conflicts of interest involving any other employee must be disclosed promptly to the Chair of the Governance Committee and the Chief Corporate & Legal Affairs Officer.
Doug Jones, MedSurg VP Sales US & Canada, is the brother in law of Bryan Hanson, our Chief Executive Officer. Mr. Jones currently receives annual compensation—including base salary and bonus—of approximately $536,200. Mr. Jones also receives certain other benefits, including awards of equity, customary to similar positions within the Company. In 2025, such equity award had a target value of $300,000. Mr. Jones’ employment was approved by the Governance Committee in accordance with our hiring standards after a robust search and process. The amounts paid to Mr. Jones were commensurate with those paid to employees in similar positions and responsibility levels.

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Corporate governance
Agreements with 3M
In connection with the separation from 3M on April 1, 2024 (the “Separation”), Solventum entered into or adopted several agreements that provide a framework for Solventum’s relationship with 3M after the Separation. As of March 19, 2026, 3M owned 14.7% of our common stock. These agreements include, but are not limited to, the following:

Separation and distribution agreement
The separation and distribution agreement contains key provisions related to the Separation, including the transfer of assets and assumptions of liabilities. In connection with this agreement, certain assets and liabilities included in the Company’s consolidated balance sheet as of March 31, 2024 were retained by 3M and certain assets and liabilities not included in the Company’s consolidated balance sheet as of March 31, 2024 were transferred to Solventum as of the Separation.

Transition agreements
Transition services agreements include services that 3M will provide to Solventum and its affiliates, and Solventum and its affiliates will provide to 3M and its affiliates, on an interim, transitional basis.
•Transition services agreement. Includes various services, including, but not limited to, information technology support and access, logistics services, certain finance support functions, compliance reporting, human resources and toxicology laboratory support services. The transition services agreement has an overall term of two years, subject to a potential one-year extension as determined by the parties, which in certain cases the parties have agreed to.
•Transition distribution services agreement. Provides that 3M and its affiliates will retain inventories of and purchase certain Solventum products from Solventum and its subsidiaries and distribute those products to Solventum’s customers. The transition distribution services agreement has an overall term of two years, with shorter terms for individual countries, subject to a potential one-year extension as determined by the parties.
•Transition contract manufacturing agreement. Solventum and 3M will manufacture certain products of the other party at specified manufacturing sites and will supply such products to the other party, in each case on a transitional basis to allow for the orderly exit of production at the supplier site and relocation. The transition contract manufacturing agreement has an overall term of three years, with the terms of individual services ranging from eighteen to thirty-six months, subject to potential extensions in certain circumstances as determined by the parties.

Tax matters agreement
The tax matters agreement governs the parties’ respective rights, responsibilities and obligations with respect to taxes (including responsibility for taxes, entitlement to refunds, allocation of tax attributes, preparation of tax returns, control of tax contests and other tax matters). In addition, the tax matters agreement imposes certain restrictions on Solventum and its subsidiaries (including restrictions on share issuances, business combinations, sales of assets and similar transactions) that are designed to preserve the tax-free status of the distribution and certain related transactions.

40

Corporate governance

Employee matters agreement
The employee matters agreement allocates liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The employee matters agreement provides that, unless otherwise specified, each party will be responsible for liabilities associated with current and former employees of such party and its subsidiaries. For the U.S. qualified and non-qualified defined benefit pension plans, Solventum established plans that mirror the corresponding 3M plans and assumed all obligations under 3M’s plans for the accrued benefits of current and former Solventum employees. The employee matters agreement also governs the terms of equity-based awards granted by 3M prior to the Separation.

Real estate license agreements
Solventum or one of its affiliates, as licensee, has entered into certain real estate license agreements with 3M or one of its affiliates, as licensor, pursuant to which Solventum will be able to continue to use certain premises owned or leased by 3M for a limited period of time following the Separation. Pursuant to the real estate license agreements, 3M will provide customary building services to the licensee consistent with the property’s use prior to the Separation, including, without limitation, basic utilities, janitorial and trash removal services, maintenance services and employee amenities. The terms of the real estate license agreements are generally two years or less.

Master supply agreements
3M and Solventum entered into master supply agreements in connection with the Separation under which each agrees to supply the other with certain products. The term of the master supply agreements will initially be three years, which will extend automatically, with the length of the term extension subject to the parties’ ability to identify a third-party supplier and the ability for such third-party supplier to provide validated production samples.

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Proposal 2	Advisory Vote on Executive Compensation

The Board recommends a vote FOR this proposal.	page 42

As required by Section 14A of the Exchange Act, shareholders are asked to approve a non-binding advisory resolution to approve the compensation of our named executive officers (“NEOs”), as disclosed in this proxy statement:

RESOLVED, that the shareholders of Solventum Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company’s 2026 Annual Meeting of Shareholders.
Although this “Say on Pay” resolution is non-binding, our Board and Talent Committee value your opinion and will consider the results of the vote when making future compensation decisions. At the 2025 annual meeting of shareholders, our shareholders voted and we determined that this Say on Pay vote be held annually. We encourage you to read the Compensation Discussion and Analysis (“CD&A”) of this proxy statement, which describes how our executive compensation program is designed and operates, as well as the Summary Compensation Table and other related compensation tables, notes and narrative in this document.

Voting standard
The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to approve the advisory, non-binding proposal concerning the compensation of our NEOs as disclosed in this proxy statement.

The Board recommends a vote FOR this resolution:

Why you should vote FOR the Advisory Vote on the Approval of Executive Compensation

Aligned with Shareholders: Our executive compensation program is designed to incentivize and reward executives for actions that create durable long-term value for shareholders.

Pay-for-Performance Design: 92% of CEO and 81% of NEO target compensation is at risk and only earned based on Company and individual performance, which promotes a heightened focus on results.

Rigorous, Relevant Performance Metrics: Challenging performance objectives were chosen and rigorous preset goals set to focus on both near-term results and long-term strategic goals.

  Risk Mitigation: The plan design requires executives to remain materially invested in Solventum, with minimum stock ownership requirements for our senior executives, clawback policies, and prohibitions on hedging and pledging of executive stock.

 Informed by Shareholder Feedback: The Talent Committee is committed to ongoing communications with shareholders on compensation design and voting policies, and has already taken several actions in response to the feedback received.

The Board of Directors Unanimously Recommends that Shareholders Vote “FOR” Approval of the Advisory Resolution on Executive Compensation.

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Compensation discussion and analysis

This CD&A describes Solventum’s executive compensation program, explains how the Talent Committee of the Board of Directors oversees and implements this program, and reviews the 2025 compensation for the NEOs:

2025 Named executive officers

Bryan Hanson Chief Executive Officer	Wayde McMillan Chief Financial Officer	Heather Knight Chief Commercial Officer	Marcela Kirberger Chief Corporate & Legal Affairs Officer	Amy Landucci Chief Information & Digital Officer	Chris Barry Former EVP and Group President, Medical Surgical
A pay structure that aligns with our compensation philosophy
Executive compensation philosophy
The Solventum Talent Committee designed the executive compensation program to incentivize and reward executives for actions that create sustainable shareholder value. The four key tenets of our compensation philosophy are:
  Pay For Performance: A majority of total direct compensation should be at risk and subject to preset goals that support our strategy, performance, and long-term shareholder value.
  Align Interests: Pay outcomes should be linked to the creation of shareholder value, aligning the interests of executives with shareholders.
  Retain Talent: The program should attract and retain industry-leading executives who lead the efforts to generate durable shareholder value.
  Reward Competitively: The program should be designed so that it is appropriately benchmarked and rewards strong performance.
How our pay practices align with our philosophy

Practice	Pay for performance	Align interests	Retain talent	Reward competitively

92% of CEO and 81% of NEO total direct compensation is at risk and tied to performance-driven measurements	✓	✓	✓	✓

Annual cash incentive and performance share units have pre-established and rigorous performance metrics, with a cap on payouts to minimize compensation risk	✓	✓		✓

Competitive total pay opportunities relative to peer group and broader market in which we compete for talent		✓	✓	✓

Annual risk assessment to ensure our compensation programs do not encourage excessive risk taking		✓

Robust stock ownership, anti-hedging and pledging, and clawback policies	✓	✓

Shareholder feedback is a key input to Board and Talent Committee discussions and informs decisions	✓	✓

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Compensation discussion and analysis
Compensation mix
The majority of the CEO’s and other NEOs’ compensation opportunity is at-risk and based on measurable performance goals.
CEO target pay mix

92% At-Risk
Average of other NEOs target pay mix

81% At-Risk

Base Salary	Annual Incentive Pay	Performance Share Awards	Restricted Stock Units
Numbers in charts are rounded to the nearest whole number
2025 Pay elements

Base salary	Annual Incentive Plan (AIP)	Long-term equity awards	Benefits & other perquisites

Benchmarked and set to reward for skills, experience, performance, responsibility, and leadership	100% Performance based: 50% Constant Currency Revenue 30% Adjusted Operating Income 20% Free Cash Flow Individual Goals Modifier	50% Performance Share Units: 50% 3-year Constant Currency Cumulative Revenue Growth 30% 3-year Cumulative Adjusted EPS 20% 3-year rTSR 50% Restricted Stock Units: 3-year vesting period	Benchmarked to market practice to help attract, retain and reward talent

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Compensation discussion and analysis
2025 Performance summary
Fiscal year 2025 marked Solventum’s first full year as a public company and a period of meaningful progress. The Company launched its long‑range plan, prioritized five growth drivers, strengthened its leadership team with transformation experience, enhanced its innovation pipeline, and advanced portfolio optimization, including the sale of the Purification & Filtration business and completion of the Company’s first acquisition. Solventum over delivered on both its top and bottom line, supported by stronger volume trends, improved margins, and nearly tripled year‑over‑year organic revenue growth. These results were achieved while executing a complex separation and accelerating transformation initiatives.
Solventum delivered on its strategic, operational and financial commitments and is on an accelerated trajectory for the future based on 2025 performance.
Our 2025 performance on selected key financial performance indicators is highlighted below. See “Non-GAAP Financial Measures” for a reconciliation of non-GAAP measures to the nearest GAAP measure.

Net sales $8.3B +0.9% Reported +3.3% Organic	Operating income $2.2B	Adjusted operating income $1.7B

Diluted EPS $8.88	Adjusted diluted EPS $6.11	Cash from operations $369M Free Cash Flow ($10M)

2026 Proxy statement	45

Compensation discussion and analysis
Responsiveness to shareholder feedback
The Talent Committee and Board appreciate hearing from shareholders on the structure and design of our executive compensation programs. This feedback helps inform Talent Committee and Board decisions and ensures the program continues to remain aligned with the interests and values of Solventum’s shareholders. Since 2024, our Talent Committee has taken actions in response to shareholder feedback received, as outlined in the table below:

~85% Stockholder vote in support of our 2025 say-on pay proposal

Shareholder feedback “What we heard”	Responsive action “What we have done”	Impact of action “Why it is important”

Performance equity payouts should align with value created	Added Relative TSR as performance metric for 2025 PSUs	Direct response to shareholder feedback Ensures PSU vesting is directly aligned with change in shareholder value

Incentives should be aligned with performance and shareholder value	92% of CEO and 81% of other NEO target direct compensation is at risk 82% of CEO and 64% of other NEO target direct compensation consists of multi-year vesting equity awards	Continued focus on both near-term objectives and long-term strategy Aligns NEOs’ interests with those of long-term shareholders

Compensation structures/policies should encourage equity ownership	Increased CEO stock ownership requirement from 3X base salary to 6X Adopted Board of Directors stock ownership guidelines (5x annual board retainer)	Aligns CEO’s interests with long-term shareholders Disincentivizes excessive risk taking

Adopt designs that prevent “pay for failure” outcomes	Awards subject to clawback provisions	Enhances retentive value and stability Protects against windfall to executives upon early termination/resignation

46

Compensation discussion and analysis
Executive officer transitions
Mr. Barry, EVP and Group President Medical Surgical left the organization effective December 31, 2025 as announced October 17, 2025. Upon execution and non-revocation of a general release of claims, Mr. Barry was entitled to receive severance benefits applicable for termination without cause under the Solventum Executive Severance Plan (the “Executive Severance Plan”) and his outstanding equity awards were treated in accordance with the applicable award agreements (as provided under the Executive Severance Plan).
Solventum announced on October 17, 2025 the appointment of Heather Knight as Chief Commercial Officer effective November 10, 2025. Ms. Knight oversees all global commercial and R&D operations across the Company’s Medical Surgical, Dental Solutions and Health Information Systems segments and reports directly to CEO Bryan Hanson. Ms. Knight’s annual compensation consists of an annual base salary of $800,000 and a target AIP of 100% of her base salary and long-term incentives. In addition, Solventum provided make-whole compensation arrangements to Ms. Knight for the loss of certain compensation from her previous employer by providing a $2,000,000 make-whole new hire cash award and a make-whole new hire Restricted Stock Unit award with an intended value of $6,000,000 that vests annually over three years. If Ms. Knight’s employment is voluntarily terminated within 2 years of her start date, certain payments are subject to forfeiture.
2025 Pay elements
1. Base salary
Base Salary is the only fixed component of our executive compensation program. The Talent Committee believes salary should be commensurate with each executive officer’s roles, responsibilities and experience, and be competitive with peer group company pay levels for similar positions.
The CEO recommends to the Talent Committee base salary changes for executive officers (other than himself) based on performance, retention, internal benchmarking, and comparisons to market practices for similar executive officers. Recommendations are reviewed by, and subject to the approval of, the Talent Committee. The following table provides the annual base salary rate for each of our NEOs in 2025. Mr. Hanson’s base salary remained the same and he received no increase in 2025.

Executive	2024 annual base salary rate ($)	2025 annual base salary rate ($)	% Increase

Bryan Hanson Chief Executive Officer	1,350,000	1,350,000	—

Wayde McMillan Chief Financial Officer	758,947	782,000	3.0

Heather Knight Chief Commercial Officer	N/A	800,000	—

Marcela Kirberger Chief Corporate & Legal Affairs Officer	712,603	734,000	3.0
Amy Landucci Chief Information & Digital Officer	669,500	690,000	3.1

Chris Barry Former EVP and Group President, Medical Surgical	975,000	1,004,000	3.0

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Compensation discussion and analysis
2. Annual Incentive Plan (“AIP”)
The Talent Committee designed an AIP to incentivize and reward executives for achieving performance goals that are aligned with the Company’s financial, operational and strategic initiatives. While this CD&A focuses on NEO compensation, the AIP is a broad-based plan that extends beyond NEOs to other employees to emphasize alignment across the organization.
At the beginning of each annual performance cycle, the Talent Committee establishes financial performance metrics and goals with target, minimum and maximum thresholds. In order to focus executives on growth, profitability and the efficient use of capital, the Talent Committee approved Constant Currency Revenue, Adjusted Operating Income and Free Cash Flow as the performance metrics for the 2025 AIP with the relative weightings set forth below:

50%	30%	20%

Constant Currency Revenue	Adjusted Operating Income	Free Cash Flow

The aggregate of the achieved results is referred to as the “Business Performance Factor.”
The AIP is designed so that the Talent Committee will also evaluate individual performance for each NEO (other than the CEO) based on recommendations from the CEO, and will determine an individual performance multiplier for each NEO at the end of the applicable period, taking into account the CEO’s assessment of the achievement of strategic and operational goals. The CEO’s individual goals are developed by the Talent Committee and approved by the full Board. This individual performance multiplier is then applied to the Business Performance Factor to determine the final payout for each NEO, which can result in an increase or decrease of up to 30%. In 2025, the Company increased the individual performance modifier from +/- 20% to +/- 30% to drive greater pay differentiation and recognize top performers. There is no payment under the individual modifier if AIP minimum performance thresholds are not met.
2025 AIP goals and actual performance
Performance measures in the following table were utilized to determine the amount for each of the NEOs based on their respective target bonus amounts.

Weight	Performance metric*	Threshold 25% ($)	Target 100% ($)	Maximum 200% ($)	Actual ($)	Payout (as a % of target)

50%	Constant Currency Revenue	7,600M	8,261M	8,922M	8,384M	119

30%	Adjusted Operating Income	1,439M	1,693M	1,947M	1,773M	131

20%	Free Cash Flow	379M	505M	631M	530M	120

				Business Performance Factor		123

*    See the section titled “Non-GAAP Financial Measures” for additional information and definitions of these non-GAAP financial measures.

48

Compensation discussion and analysis
The Talent Committee sets challenging operational and financial performance targets that drive and motivate executives to achieve short- and long-term success. There was a rigorous planning process with the Board in developing the Long-Range Plan and the Annual Operating Plan. The Board developed and reviewed the 2025 AIP targets consistent with the approved 2025 Annual Operating Plan, incorporating input from external advisors and peer benchmarking on incentive plan design and target‑setting.
In developing the 2025 AIP targets, the Talent Committee considered the following factors that were expected to be headwinds against the business in 2025 compared to actual 2024 results: Constant Currency Revenue’s lower target was mainly influenced by resetting of foreign exchange rates and strategic SKU rationalization for the new annual operating plan. Adjusted Operating Income was anticipated to be negatively impacted by lower gross margins, due to 3M supply agreement pricing mark-up, and an increase in operating expenses related to public company stand-up costs and growth investments. Free Cash Flow was expected to be impacted by separation costs. An additional consideration in setting 2025 targets compared to 2024 actual results include the recognition that Solventum’s first quarter 2024 results were reported on a carve-out basis when the Company was still owned by 3M, as opposed to reflecting our actual stand-alone operations. The Committee considered the targets to be rigorous when set.
Solventum’s 2025 performance in the first full year since its initial public offering reflects the critical foundational work by the leadership team undertaken at the outset of the Company’s life as public company. The decision to quickly and effectively restructure roles and hire new talent across the organization, with a focus on strong MedTech and transformation experience, reflects critical foresight and has been key to establishing a winning culture – while simultaneously navigating separation activities and major ERP implementations without disrupting execution or strategy. With the right talent across the Company, the leadership team has established a growth mindset. A comprehensive sales‑force restructuring, and a revitalized innovation pipeline, drove a meaningful increase in our vitality index, while commercial execution has improved, resulting in a substantial acceleration in organic sales growth.
The resulting performance has been well above expectations. Solventum’s volume growth strengthened, and annual organic revenue growth nearly tripled compared to the prior year and the Company delivered enhanced margins, which remains a key area of focus going forward. These results were delivered while simultaneously advancing the complex separation through strength of execution and rapid transformation, including through portfolio optimization and the resulting debt reduction from the sale of P&F. In addition, Solventum completed its first acquisition, further advancing the portfolio strategy.
The Company is now on track to achieve its Long-Range Plan faster than expected. Overall, Solventum’s 2025 above‑target AIP achievement aligns with strong 2025 performance and reflects the company’s momentum as a newly independent organization.
Individual performance multiplier
In addition to rigorous company performance goals, the Talent Committee includes an assessment of individual performance in determining AIP award payouts. The individual performance multiplier was determined for each NEO based on the CEO’s assessment and recommendation to the Talent Committee. A similar process was followed by the Talent Committee for the CEO’s individual modifier and recommended to the Board for approval. In awarding individual performance, the Talent Committee recognized the strong contributions of the entire leadership team in advancing the Company’s mission during its first full year as a public company.
Overall, the executive team exceeded expectations in both top-line organic sales growth and bottom-line non-GAAP EPS. These results were successfully delivered in a year characterized by significant headwinds. The substantial achievements of the executive team in taking decisive strategic action throughout the organization and in connection with the portfolio optimization strategy, were clear contributing factors to the Company’s performance and path to long-term value creation. The executive team is focused on sustaining focused on sustaining the Company’s progress and further accelerating the momentum the team has built. Key accomplishments included:
•Completing the divestiture of the Purification & Filtration business, enabling the Company to reduce debt by approximately $2 billion, strengthening its balance sheet allowing for stronger financial flexibility in the future;
•Successful acquisition of Acera Surgical, expanding the Company’s advanced wound care portfolio with a business that is expected to be EPS accretive in 2027;

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Compensation discussion and analysis
•Successfully completed our first restructuring and enhancing the commercial teams to drive growth and innovation and launched five-year transformation and restructuring program to invest into the future, strengthen operating performance and fuel innovation for profitable growth;
•Successfully executing on critical separation activities, including the ongoing ERP cutover and move to Solventum-owned distribution centers and manufacturing sites;
•Building an experienced management team with strong MedTech experience and strong transformation experience, introducing significant new talent across the organization without creating disruption to the business or performance; and
•Inspiring excellence and innovation through ongoing dedicated engagement with employees.
Calculation of AIP payouts
The following table presents the performance-based AIP targets as a percentage of base salary, the business performance factor, the individual performance multiplier for each NEO and the AIP amounts earned by each NEO for fiscal 2025.

Executive	2025 Base salary ($)[1]	AIP target (% Base salary)[2]	Business performance factor	Individual performance multiplier	Final AIP payout ($)

Bryan Hanson	1,350,000	150	1.23	1.20	2,988,900

Wayde McMillan	776,316	98	1.23	1.20	1,118,221

Heather Knight[3]	113,973	100	1.23	1.00	140,186

Marcela Kirberger	728,724	75	1.23	1.15	773,085

Amy Landucci	684,945	90	1.23	1.15	871,969

Chris Barry[4]	996,849	100	1.23	1.00	1,226,125

(1)Amounts shown represent adjusted annual base salary rate for the year reflecting any merit-based adjustments or pro-ration for partial year worked, as applicable
(2)The AIP Target amount for Mr. McMillan was increased during 2025 and the amount shown reflects the pro-rated target rounded to the nearest whole number
(3)The amount for Ms. Knight has been prorated to reflect the portion of the year worked for Solventum
(4)The amount for Mr. Barry was calculated in accordance with the AIP plan, although it was paid pursuant to the Executive Severance Plan
Adjustments related to AIP payouts
In determining payouts under the Company’s annual incentive plan for fiscal year 2025, the Talent Committee considered certain items to ensure that incentive outcomes appropriately reflected underlying operating performance and management’s execution against the pre-established 2025 operating plan. In particular, the Talent Committee believed it was appropriate to consider adjustments related to the divestiture of the Company’s P&F business, the acquisition of Acera Surgical, separation-related or transaction costs and the effects of tariffs that were volatile and not contemplated in the annual operating plan. These items arose after performance goals had been established and in certain cases were outside management’s control. The Committee determined that excluding the impact of such items, when applicable, provided a more meaningful assessment of results from continuing operations and management’s performance, while preserving alignment between incentive compensation outcomes and the company’s annual performance goals, and maintaining the integrity of the pay-for-performance framework.
3. Long-term equity awards
The Talent Committee grants long-term equity awards on an annual basis that vest over a period of three years. As part of our annual process, the Talent Committee considers updated peer group market data and performance when determining long-term incentive award values.

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Compensation discussion and analysis
In 2025, these awards were equally split between PSUs and time-vesting RSUs (“annual PSUs” and “annual RSUs”). The table below presents the annual RSUs and annual PSUs granted to the NEOs for 2025. For the annual PSUs, the award values shown below were used to determine the number of Solventum shares the NEOs received, calculated using the closing sales price of Company common stock on the grant date, rounded up to the nearest whole share.

Executive	Annual PSUs ($)	Annual RSUs ($)	Total annual equity ($)

Bryan Hanson	7,250,000	7,250,000	14,500,000

Wayde McMillan	2,000,000	2,000,000	4,000,000

Heather Knight	N/A	N/A	N/A

Marcela Kirberger	950,000	950,000	1,900,000

Amy Landucci	862,500	862,500	1,725,000

Chris Barry	1,500,000	1,500,000	3,000,000

Performance share units (“PSUs”)
The Talent Committee places a significant emphasis on performance-based long-term incentives by granting annual PSUs that vest based on Company performance against preset goals.
These awards vest at the end of a three-year period and will only vest if the predetermined cumulative performance conditions are achieved, subject to the NEO’s continued service through the applicable vesting date (except as disclosed in the “Potential payments upon termination or change in control” section below).
2025 Performance metrics
For the 2025 – 2027 performance period, in order to focus executives on long-term profitable growth, the Talent Committee approved Constant Currency Revenue, Adjusted Earnings Per Share (EPS) and relative Total Shareholder Return (“TSR”) as the performance metrics for the annual PSUs it granted in 2025 (the “2025 PSUs”) with the relative weightings set forth below:

50%	30%	20%

Constant Currency Revenue Growth 3 years	Adjusted Earnings Per Share (EPS) 3 years	Relative Total Shareholder Return (rTSR) 3 years

Metric (Weight)	Threshold vesting	Target vesting	Maximum vesting

Constant Currency Revenue Growth (50%)	50%	100%	200%

Adjusted EPS (30%)	50%	100%	200%

Relative Total Shareholder Return (20%)	50%	100%	200%

PSU goal setting
PSU Goal Setting for 2024
Following the Separation, the Talent Committee conducted an analysis of the various methodologies to set the target, threshold and maximum levels for the 2024 PSUs. For the initial awards, the Talent Committee approved a cumulative

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Compensation discussion and analysis
three-year performance period with targets to be set on an annual basis. Under this program design, the annual goals would aggregate to three-year cumulative absolute goals where no portion of the award would vest until the end of the three-year performance period and achievement of such three-year cumulative goals. The Talent Committee believed that this approach would maximize the incentive value of the grants while reducing the volatility of payouts given the difficulty of setting long-term goals as a newly public company.
In 2025, after further evaluating the 2024 PSU goal setting methodology and with consideration of the Company’s long-range plan, the Talent Committee decided that it was in a better position to set two-year Constant Currency Revenue and Adjusted EPS performance goals for the combined 2025 and 2026 fiscal years (rather than individual one-year goals as originally anticipated). As a result, the three-year cumulative performance goals for the 2024 PSUs will be determined based on the one-year 2024 goals previously set by the Talent Committee and the two-year 2025-2026 goals to be set by the Talent Committee in 2025. The Talent Committee believes that these goals are challenging but achievable as the Company executes against the long-range plan. The Talent Committee believes this adjustment to the performance-goal setting methodology more closely aligns with the long-term interests of our shareholders, enhances the sustainability of our performance objectives and improves the alignment between executive pay and long-term performance. The specific Constant Currency Revenue and Adjusted EPS performance goals set for the 2024 PSUs are maintained by us as proprietary and confidential. The Talent Committee believes that disclosure of these specific performance goals would represent competitive harm to us as the 2025 - 2026 cumulative performance goals and results are not publicly disclosed and are competitively sensitive. The Company plans to disclose the specific performance goals when it reports on the final earned amount of the 2024 PSUs at the conclusion of the cumulative three-year performance period.
PSU goal setting for 2025 and beyond
In 2025, the Company transitioned to preset goals for a three-year cumulative performance period and expects to continue with this approach in the future. The Talent Committee also expects to set goals consistent with the Company’s long range plan. TSR is relative to the S&P500 Healthcare Index and target achievement is set to the 50th percentile. The Company does not disclose its forward looking PSU goals for Constant Currency Revenue or Adjusted EPS as it would cause competitive harm.
Restricted stock units (“RSUs”)
To strengthen the alignment of executives’ interests with those of long-term shareholders, executives also receive time-vesting annual RSUs. The 2025 annual RSUs vest ratably on an annual basis over three years. Vesting in all cases is subject to the NEO’s continued service through the applicable vesting date, except as disclosed in the “Potential payments upon termination or change in control” section below.
4. Benefits & other pay elements
The NEOs participate in the same broad-based benefits available to most of the Company’s U.S. employees such as health care, dental, vision, welfare, disability, life insurance, and the VIP (as defined below) 401(k) and retirement plans. The NEOs are also eligible to receive certain additional benefits and perquisites such as additional group term life insurance and relocation assistance for moves required by Solventum. The Company also provides reasonable personal aircraft use to our CEO (as described in the “Other Compensation” section of this proxy statement) and to our CFO (through a time sharing agreement under which he must reimburse the Company for the aggregate incremental cost of such use). The Company believes that the benefits and perquisites offered generally are similar to those of our peers and assist in attracting and retaining executives. These additional benefits and perquisites generally are provided on a consistent basis only to a limited group of our most senior U.S. employees (including all of the NEOs). Solventum does not provide tax gross ups on any perquisites other than taxable relocation benefits.
Retirement plans
The Solventum Portfolio III Voluntary Investment Plan (the “VIP”) is a tax-qualified defined contribution plan, under which eligible employees may contribute a percentage of their eligible pay to their 401(k) accounts and/or their after-tax savings accounts. Eligible employees receive Solventum matching contributions on their pre-tax or Roth 401(k) contributions to the plan on up to five percent of their eligible pay and also receive additional automatic Solventum retirement income contributions equal to three percent of their eligible pay.

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Compensation discussion and analysis
The Solventum VIP Excess Plan is a non-qualified defined contribution plan. Eligibility for this plan and the Company contributions is limited to employees whose compensation exceeds a limit established by federal income tax laws for tax-qualified defined contribution plans. The plan permits eligible employees to save additional amounts from their current cash compensation beyond the contribution limits established by federal tax laws, and to receive Company contributions similar to those provided under the tax-qualified VIP.
Severance and change in control arrangements
Solventum has an Executive Severance Plan and a Change in Control Severance Plan, which provide separation payments and benefits to certain U.S. executives, including the NEOs, in the event of a qualifying termination of their employment. Among other things, these plans are intended to support talent recruitment and retention objectives (especially at times when there are uncertainties around restructurings and reductions in force) and to provide a consistent approach to executive departures. Additional information concerning the benefits made available under the Executive Severance Plan and the Change in Control Severance Plan and the circumstances under which benefits will be made available can be found under the “Potential Payments upon Termination or Change in Control.” Solventum does not provide excise tax gross ups on severance, or any other payments provided in connection with a change-in-control event.
Peer group benchmarking
The Talent Committee has developed a compensation peer group to better understand and evaluate the appropriateness and competitiveness of our executive compensation. The analysis, construction and design of the peer group was informed by the peer group data and input from Korn Ferry, the Talent Committee’s independent compensation consultant.
Peer group criteria
In order to compile an appropriate peer group, the Talent Committee reviewed a set of companies that included some or all of these following characteristics:

Based in the United States

Traded on the major US stock exchanges

Revenues of between 1/3x to 3x Solventum’s revenue

Health Care industry including Health Care Distributors, Health Care Equipment, Health Care Services, Health Care Supplies, and Life Sciences and Services

Market positioning and general characteristics similar to Solventum such as a strong growth trajectory, comparable product portfolio and business model, and no announced pending acquisitions

2025 peer group
Based on these criteria, the 2025 peer group included the following companies:

Agilent Technologies, Inc.	Align Technology, Inc.	Avantor, Inc.	Baxter International Inc.	Becton, Dickinson and Company

Boston Scientific Corporation	Danaher Corporation	DENTSPLY SIRONA Inc.	Edwards Lifesciences Corporation	Fortive Corporation

GE HealthCare Technologies Inc.	Hologic, Inc.	Intuitive Surgical, Inc.	IQVIA Holdings Inc.	Medtronic plc

ResMed Inc.	STERIS plc	Stryker Corporation	The Cooper Companies, Inc.	Zimmer Biomet Holdings, Inc.

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Compensation discussion and analysis
Compensation governance and policies
Annual compensation risk assessment
The executive compensation programs described in this CD&A have been specifically designed to address and mitigate potential risks, with features such as performance thresholds and maximums, stock ownership guidelines, insider trading policies and compensation clawback or recoupment policies.
The Talent Committee, in consultation with management, conducts an annual assessment of the potential risks related to our compensation policies, practices and programs. The study was conducted by Korn Ferry based on information provided by management and reviewed by the Talent Committee. The assessment reviews, among other factors, short-term and long-term performance programs, performance measures and goals, and the effectiveness of risk oversight.
Based on the assessment conducted for the year under review, the Talent Committee has concluded that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.
Stock ownership guidelines
The Board has approved and adopted stock ownership guidelines that are applicable to each of Section 16 reporting officers and non-employee directors.
Each individual is expected to maintain the level of Solventum stock ownership as outlined in the table below.

Individual	Stock ownership requirement

CEO or Executive Chair	6x Base Salary

Executive Leadership Team	3x Base Salary

Any other Section 16 position	2x Base Salary

Non-Executive Director	5x Annual Retainer

Pursuant to the policy, the number of shares required will be calculated using a multiple (based on the table) of annual base salary at the time of appointment to Section 16 reporting officer status, divided by the closing price of Solventum stock on that date, and will be periodically updated and recalculated. Eligible stock includes shares owned directly or indirectly by executives as well as unvested time-based RSUs. For the initial calculation under these guidelines, a covered executive will have five (5) years (from time of appointment to Section 16 reporting officer status) to meet the required level of ownership. As of December 31, 2025, both Executive Officers and Board members have satisfied their ownership requirements.
Recoupment policy
Solventum has a Recoupment Policy that is intended to comply with Section 10D of the Exchange Act, the rules promulgated thereunder by the U.S. Securities and Exchange Commission (“SEC”), and the corresponding listing rules of the NYSE (together, the “Clawback Rules”), as well as Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. There are two types of events that are covered by the Recoupment Policy.
First, in the event the Company is required to prepare an accounting restatement, then the Recoupment Policy requires the Company to recover, reasonably promptly, any erroneously awarded incentive-based compensation received by current and former executive officers of the Company, including the NEOs, in accordance with and subject to certain limited exceptions under the Clawback Rules, regardless of the fault or conduct of the executive or the application of discretion on behalf of the Talent Committee.
Second, in the event that there has been (i) an act of misconduct by a Covered Employee (as defined below) that has caused or might reasonably be expected to cause significant financial or reputational harm to the Company or its affiliates, or (ii) an improper or grossly negligent failure of a Covered Employee, including in a supervisory capacity, to identify, escalate, monitor or manage, in a timely manner and as reasonably expected, risks material to the Company or its affiliates, which has caused or might reasonably be expected to cause significant financial or reputational harm to the

54

Compensation discussion and analysis
Company or its affiliates, then, subject to the Recoupment Policy administrator’s discretion, the Recoupment Policy requires the reimbursement or forfeiture of all compensation granted, paid or earned pursuant to the Company’s annual incentive compensation program, long-term incentive program and sales incentive program, including, all incentive-based compensation, annual cash incentive payments, sales incentives, cash bonuses, PSUs, stock options, and RSUs received by a Covered Employee which the administrator of the Recoupment Policy, in its discretion, determines would not have been awarded or earned if the circumstances surrounding the Covered Employee’s misconduct or failure of risk management had been known to the administrator. This part of the policy generally applies to employees at the Vice President level or above (“Covered Employees”) in order to promote the Company’s culture of compliance, further develop a compensation scheme that rewards integrity and accountability, and reinforce the Company’s pay-for-performance and compliance compensation philosophy across the entire organization, while furthering the Company’s efforts to mitigate compensation risk.
In addition to any other reimbursement or forfeiture described elsewhere in the Recoupment Policy, the Company requires the Chief Executive Officer and the Chief Financial Officer of the Company (and may require, for any other Covered Employee, in the discretion of the administrator of the Recoupment Policy) to reimburse the Company for profits the Covered Employee realized on the sale of Company securities during the 12‑month period following the issuance by the Company of a financial report that, due to the Covered Employee’s misconduct, is materially noncompliant with the federal securities laws.
Solventum made no recoupments under the Recoupment Policy in 2025. A copy of the Recoupment Policy is filed as an exhibit to Solventum’s Annual Report on Form 10‑K for the year ended December 31, 2025.
Long term incentive grant practices
The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. None of the NEOs received stock option or stock appreciation right awards in 2025.
Separation from 3M
As disclosed in last year’s proxy, due to the timing of the Separation from 3M on April 1, 2024, some decisions that impacted the fiscal year 2024 NEO compensation reported in the Summary Compensation Table were made by the Compensation & Talent Committee of 3M’s Board of Directors (the “3M CTC”) and were aligned with 3M’s compensation philosophies and policies.
Prior to and in preparation of the Separation, the 3M CTC appointed executives who became Solventum’s executive team. NEOs were hired by 3M CTC and offer letters included hiring bonuses, inducement PSUs and make-whole awards. For further detail related to 2024 compensation, please refer to our 2025 proxy statement filed on March 21, 2025.
Trading policy and prohibition on pledging and hedging
Solventum has adopted stock trading policies that prohibit insider trading, and also prohibit its directors, executive officers and other employees from:

   purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of Solventum’s common stock, including prepaid variable forward contracts, equity swaps, collars and exchange funds (other than engaging in general portfolio diversification or investing in broad-based index funds);

engaging in short sales related to Solventum’s common stock;

maintaining margin accounts holding Solventum securities; and

pledging Solventum securities as collateral for a loan.

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Compensation discussion and analysis
Insider trading policy
Solventum maintains an insider trading policy (“Insider Trading Policy”) applicable to directors, officers, employees and other related individuals such as consultants, as well as Solventum itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable NYSE listing standards. In addition to the restrictions above, trading of Solventum’s securities by its directors, officers, employees and other related individuals is permitted only during announced trading periods or in accordance with a previously established trading plan under Rule 10b5-1 under the Exchange Act that is pre-approved and meets SEC requirements. At all times, including during announced trading periods, certain insiders are required to obtain pre-clearance prior to executing any transactions in Solventum securities, unless those transactions occur in accordance with a previously established trading plan that was approved and meets SEC requirements. A copy of the Insider Trading Policy is filed as an exhibit to Solventum’s Annual Report on Form 10-K for the year ended December 31, 2025.
Process for determining compensation
Role of the Talent Committee
The Talent Committee, which is composed entirely of independent directors, oversees and administers our executive compensation program. The Talent Committee oversees our annual incentive plan and long-term equity incentive plans, evaluates performance to determine payouts earned and paid under our compensation plans, determines compensation policies and practices, makes recommendations to our Board with respect to director compensation policies as well as the performance and compensation of our CEO, and seeks to ensure that total compensation paid to our executive officers is fair, competitive, and aligned with shareholder interests.
Our Talent Committee has the ability to hire outside advisors, when needed, to assist it in reviewing and revising our executive compensation programs.
The duties and responsibilities of our Talent Committee can be found in our Talent Committee Charter which is available on our website, www.solventum.com, under the “Governance” subsection of the “Investors” section.
Role of CEO
Our CEO provides the Talent Committee with an annual performance assessment of each of his direct reports, along with recommendations to the Talent Committee on the compensation to be paid or awarded to each executive.
Our CEO also provides a self-assessment of his performance, which serves as input for the Talent Committee’s assessment of CEO performance. Our CEO does not participate in any deliberations regarding his own compensation.
Role of the compensation consultant
Our Talent Committee has the authority to hire external advisors as appropriate. To provide independent and informed compensation advice, the Talent Committee retained Korn Ferry as its independent compensation consultant.
Korn Ferry reports directly to the Talent Committee, and provides market data, analysis and recommendations on trends in CEO, executive and non-employee director compensation, the development of specific executive compensation programs and the composition of the company’s compensation peer group used for market comparisons.
Our Talent Committee annually assesses Korn Ferry’s independence and, in accordance with applicable SEC and NYSE rules, confirmed that Korn Ferry’s engagement as independent compensation consultant did not raise any conflicts of interest and that it remains independent under applicable rules.
Tax deductibility of NEO compensation
Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), compensation paid to each of the CEO, the CFO, and certain of our other highly paid employees (together, “covered employees”) that exceeds $1 million per taxable year is generally non-deductible. Although the Talent Committee may review and consider tax implications as one factor in determining executive compensation, the Talent Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s covered employees in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its shareholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m) of the Code.

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Compensation discussion and analysis
Accounting considerations
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including RSUs and PSUs, based on the grant date fair value of these awards. Depending upon the type of vesting conditions applicable to PSUs, FASB ASC Topic 718 may require the recording of compensation expense over the service period for the award based on the grant date fair value or based on the expected probability of vesting over the vesting period, subject to adjustment as such probability may vary from period to period.
Talent Committee report
The Talent Committee has reviewed and discussed the contents of this CD&A with Solventum management. Based on this review and discussion, the Talent Committee recommended to the Board that the CD&A be included in this proxy statement.
Submitted by:
Karen J. May (Chair)
Carlos Albán
Carrie S. Cox
Shirley Edwards
Darryl L. Wilson

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Compensation tables

Summary compensation table
The following table shows the compensation earned or received during 2025 by each of the NEOs (as determined pursuant to the SEC’s disclosure requirements for executive compensation in Item 402 of Regulation S-K).

Name & principal position	Year(1)	Salary(2)(3) ($)	Bonus(4) ($)	Stock award(5) ($)	Non-equity incentive plan compensation(3)(6) ($)	All other compensation(7) ($)	Total ($)

Bryan C. Hanson Chief Executive Officer	2025	1,350,000	—	15,209,022	2,988,900	592,058	20,139,981

	2024	1,350,000	6,500,000	29,589,286	2,231,550	288,931	39,959,767

Wayde D. McMillan Chief Financial Officer	2025	773,229	—	4,195,688	1,118,221	78,445	6,165,583

	2024	753,421	—	8,763,761	747,243	57,328	10,321,753

Heather Knight Chief Commercial Officer	2025	112,821	2,000,000	5,653,534	140,186	11,365	7,917,906

Marcela A. Kirberger Chief Corporate & Legal Officer	2025	728,651	—	1,992,885	773,085	99,396	3,594,017

Amy L. Landucci Chief Information & Digital Officer	2025	684,875	—	1,809,409	871,969	98,723	3,464,975

	2024	664,625	701,250	6,751,313	659,175	294,154	9,070,517

Christopher Barry Former EVP and Group President, Medical Surgical	2025	996,750	—	3,146,700	—	88,553	4,232,003

	2024	812,500	—	8,000,091	898,348	52,588	9,763,527

(1)Further detail on our 2024 compensation can be found in our 2025 proxy filed March 21, 2025.
(2)Amounts shown in the Salary column reflect annual salary earned
(3)Amounts shown in the Salary and Non-Equity Incentive Plan Compensation columns are not reduced by any deferrals under our deferred compensation plans.
(4)The amount for Mr. Hanson reflects the second installment of the make-whole cash award granted to him by 3M upon his start date on September 1, 2023 to compensate him for cash incentives forfeited as a result of his leaving his prior employer which vested on September 1, 2024. The amount for Ms. Knight reflects the amount of the hiring bonus she received upon her start date on November 10, 2025 to compensate her for incentives forfeited from her prior employer. The amount for Ms. Landucci reflects the amount of the hiring bonus she received from 3M prior to the Separation upon her start date on January 1, 2024.
(5)Stock awards include grants of RSUs and PSUs, both of which are described in the CD&A. For 2025, the amounts in the Stock Awards column reflect the aggregate grant date fair value, computed in accordance with ASC 718, of RSUs and PSUs granted during each year. The grant date fair value of Ms. Knight’s award reported in the table is lower than the $6,000,000 value approved by the Committee and disclosed in the CD&A due to a delay in the grant effective date after her start date, the calculation of the value in accordance with ASC 718 and change in share price between such calculation and the date Ms. Knight’s award was issued. The amounts included in this column for the 2025 PSUs are calculated based on the probable satisfaction of the performance conditions for such awards. If the highest level of performance is achieved for all 2025 PSU awards, the maximum value of each NEO’s 2025 PSUs would be as follows: Mr. Hanson - $14,500,120; Mr. McMillan - $4,000,132; Ms. Kirberger - $1,900,014; Ms. Landucci - $1,725,054; and Mr. Barry - $3,000,061.
(6)The amounts in the Non-Equity Incentive Plan Compensation column reflect the annual incentive compensation actually earned by each NEO in respect of 2025 pursuant to the Company’s AIP. Mr. Barry was not eligible to receive a payout under the Company’s AIP because he departed the Company during 2025; however, he was entitled to a payment in respect of the AIP pursuant to the terms of the Executive Severance Plan.
(7)See the All Other Compensation table below for details on the amounts reported for 2025.

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Compensation tables
2025 All other compensation

Name	401k company contributions ($)(1)	VIP Excess plan company contributions ($)(2)	Executive life insurance ($)(3)	Personal aircraft ($)(4)	Other ($)(5)	Total ($)

Bryan C. Hanson	28,000	258,524	—	305,503	31	592,058

Wayde D. McMillan	28,000	35,114	15,330	—	—	78,445

Heather Knight	9,026	—	2,339	—	—	11,365

Marcela A. Kirberger	28,000	59,290	12,087	—	19	99,396

Amy L. Landucci	28,000	58,486	12,177	—	60	98,723

Christopher Barry	28,000	46,517	14,036	—	—	88,553

(1)The amounts shown reflect Solventum matching and nonelective contributions under the tax-qualified Solventum VIP, which is further described in the “Benefits & other pay elements: retirement plans” section of the CD&A.
(2)The amounts shown reflect Solventum contributions under the VIP Excess Plan, a non tax-qualified defined contribution plan for the year in which the contribution was made and include Solventum matching and nonelective contributions with respect to the portion (if any) of each NEO’s annual incentive payment earned for 2024 fiscal year, where such contribution was earned and credited for the 2025 fiscal year. The VIP Excess Plan is further described in the “Benefits & other pay elements: Retirement plans” section of the CD&A.
(3)The amounts shown reflect the amount of premiums paid by the Company on behalf of each NEO for additional group term life insurance coverage obtained for them under the Executive Life Insurance Plan.
(4)Mr. Hanson’s Offer Letter from 3M provides for reasonable personal use (not to exceed 65 hours per year) of corporate aircraft. The amount shown reflects the aggregate incremental cost to the Company for Mr. Hanson’s personal use of company aircraft chartered, leased or operated during 2025. This amount is within the 65 hour cap he is provided in his Offer Letter.
(5)The amounts shown reflect other compensation which includes non-cash awards for Mr. Hanson, Ms. Kirberger, and Ms. Landucci as part of the Company’s “Everyday Wins” employee recognition program.

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Compensation tables
Grants of plan-based awards
The following table provides information about awards granted to our NEOs during fiscal year 2025.

		Committee approval date		Estimated possible payouts under non-equity incentive plan awards(2)			Estimated future payouts under equity incentive plan awards(3)			All other stock awards: number of shares of stock or units (#)(4)	Grant date fair value ($)

Name	Grant date		Plan awards(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		Stock awards

Bryan C. Hanson			AIP	506,250	2,025,000	4,050,000	—	—	—	—	—

	03/06/2025	03/06/2025	PSU	—	—	—	47,862	95,723	191,446	—	7,958,962

	03/06/2025	03/06/2025	RSU	—	—	—	—	—	—	95,723	7,250,060

Wayde D. McMillan			AIP	189,401	757,602	1,515,204	—	—	—	—	—

	03/06/2025	03/06/2025	PSU	—	—	—	13,204	26,407	52,814	—	2,195,622

	03/06/2025	03/06/2025	RSU	—	—	—	—	—	—	26,407	2,000,066

Heather Knight			AIP	28,493	113,973	227,945	—	—	—	—	—

	11/17/2025	10/07/2025	RSU	—	—	—	—	—	—	78,751	5,653,534

Marcela A. Kirberger			AIP	136,636	546,543	1,093,086	—	—	—	—	—

	03/06/2025	03/06/2025	PSU	—	—	—	6,272	12,543	25,086	—	1,042,878

	03/06/2025	03/06/2025	RSU	—	—	—	—	—	—	12,543	950,007

Amy L. Landucci			AIP	154,113	616,451	1,232,901	—	—	—	—	—

	03/06/2025	03/06/2025	PSU	—	—	—	5,694	11,388	22,776	—	946,881

	03/06/2025	03/06/2025	RSU	—	—	—	—	—	—	11,388	862,527

Christopher Barry			AIP	249,212	996,849	1,993,699	—	—	—	—	—

	03/06/2025	03/06/2025	PSU	—	—	—	9,903	19,805	39,610	—	1,646,670

	03/06/2025	03/06/2025	RSU	—	—	—	—	—	—	19,805	1,500,031

(1)Abbreviations: AIP = Annual Cash Incentive; PSU = performance share award; RSU = restricted stock unit award.
(2)The amount shown under “Estimated possible payouts under non-equity incentive plan awards” reflect the threshold, target, and maximum amounts that could have been earned by each NEO during 2025 under the AIP assuming continued employment through the end of the year. For more information, see the “2025 Pay elements” section of the CD&A. The amounts actually earned by each NEO in respect of 2025 pursuant to the Company’s AIP are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(3)The amounts shown under “Estimated future payouts under equity incentive plan awards” reflect the threshold, target, and maximum number of shares of Solventum common stock that may be earned by each NEO with respect to the 2025 PSUs. The actual number of shares of Solventum common stock to be delivered as a result of the 2025 PSUs will be determined by the performance of the Company during the three-year performance period of 2025-2027, as measured against the criteria chosen by the Talent Committee (Constant Currency Revenue Growth, Adjusted Earnings Per Share (EPS), and Relative TSR). For more information on the performance metrics, please see the “2025 Pay Elements: Long-term Equity Awards - PSUs” section of the CD&A.
(4)The amounts shown in this column reflect the number of shares of Solventum common stock subject to RSUs granted to each NEO during 2025. The RSUs granted on March 6, 2025 were part of the Company’s annual equity grants and they will vest in three equal installments on each of March 6, 2026, March 6, 2027, and March 6, 2028. Ms. Knight received a new-hire make-whole RSU award to compensate her for compensation forfeited from her prior employer effective on November 17, 2025, and such RSUs will vest in three equal installments on each of November 17, 2026, November 17, 2027, and November 17, 2028.

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Compensation tables
Outstanding equity awards at fiscal year-end 2025
The following table summarizes the outstanding equity awards of the NEOs as of December 31, 2025.

	Stock awards
Name	Stock award grant date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)		Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($)(1)
Bryan C. Hanson	05/13/2024	—		—	506,812	(7)	40,159,783
	05/13/2024	—		—	205,892	(7)	16,314,882
	03/06/2025	—		—	191,446	(8)	15,170,181
	09/01/2023	67,261	(2)	5,456,941	—		—
	05/13/2024	68,631	(3)	5,438,320	—		—
	03/06/2025	95,723	(4)	7,585,091	—		—
Wayde D. McMillan	05/13/2024	—		—	158,380	(7)	12,550,031
	05/13/2024	—		—	57,018	(7)	4,518,106
	03/06/2025	—		—	52,814	(8)	4,184,981
	05/13/2024	19,007	(3)	1,506,115	—		—
	03/06/2025	26,407	(4)	2,092,491	—		—
Heather Knight	11/17/2025	78,751	(5)	6,240,229	—		—
Marcela A. Kirberger	05/13/2024	—		—	53,850	(7)	4,267,074
	05/13/2024	—		—	26,926	(7)	2,133,616
	03/06/2025	—		—	25,086	(8)	1,987,815
	05/13/2024	8,976	(3)	711,258	—		—
	03/06/2025	12,543	(4)	993,907	—		—
Amy L. Landucci	05/13/2024	—		—	53,058	(7)	4,204,316
	05/13/2024	—		—	26,530	(7)	2,102,237
	03/06/2025	—		—	22,776	(8)	1,804,770
	02/01/2024	26,921	(6)	2,158,756	—		—
	05/13/2024	8,844	(3)	700,799	—		—
	03/06/2025	11,388	(4)	902,385	—		—
Christopher Barry(9)	05/13/2024	—		—	118,786	(7)	9,412,603
	05/13/2024	—		—	29,036	(7)	2,300,813
	03/06/2025	—		—	13,204	(8)	1,046,285
(1)The amounts shown in this column represent the sum of (a) the number of unvested RSUs or PSUs shown, as applicable, multiplied by the closing price of a share of Solventum common stock on the NYSE for December 31, 2025 ($79.24), and (b) the aggregate amount of cash-settled dividend equivalents accrued in respect of 3M declared dividends through March 31, 2024, on grants issued to Mr. Hanson on September 1, 2023 ($127,179); and Ms. Landucci on February 1, 2024 ($25,536).
(2)These RSUs will vest in full on September 1, 2026.
(3)These RSUs will vest in two equal installments on each of May 13, 2026 and May 13, 2027.
(4)These RSUs will vest in three equal installments on each of March 6, 2026, March 6, 2027, and March 6, 2028.
(5)These RSUs will vest in three equal installments on each of November 17, 2026, November 17, 2027, and November 17, 2028.
(6)These RSUs will vest in full on February 1, 2026.
(7)The shares of Solventum common stock to be delivered as a result of the cumulative three-year performance period ending December 31, 2026. The number of shares and payout value for these PSUs reflect the maximum payout (200% of target).
(8)The shares of Solventum common stock to be delivered as a result of the cumulative three-year performance period ending December 31, 2027. The number of shares and payout value for these PSUs reflect the maximum payout (200% of target).
(9)Pursuant to the terms of Mr. Barry’s separation agreement, his restricted stock unit awards vested pro-rata upon his separation date, and his performance share units will continue to vest pro-rata based on the Company’s actual performance.

2026 Proxy statement	61

Compensation tables
Option exercises and stock vested during 2025
The following table summarizes the PSUs or RSUs that vested during 2025. None of the NEOs exercised stock option or stock appreciation right awards in 2025.

	Stock awards

Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)

Bryan C. Hanson	101,576	7,566,121

Wayde D. McMillan	37,512	3,121,691

Heather Knight	—	—

Marcela A. Kirberger	8,298	659,568

Amy L. Landucci	31,341	2,344,261

Christopher Barry	14,518	1,105,115

(1)The amounts shown in this column represent the sum of (a) the number of shares acquired on vesting, multiplied by the closing price of a share of Solventum common stock on the NYSE as reported on the applicable vesting date, and (b) the aggregate amount of cash-settled dividend equivalents paid in respect of the RSUs that were earned ($127,175 for Mr. Hanson, $26,568 for Mr. McMillan, $3,615 for Ms. Kirberger, and $25,534 for Ms. Landucci).

62

Compensation tables
Non-qualified deferred compensation
The following table summarizes the non-qualified deferred compensation contributions, earnings, and account balances of our NEOs in 2025. All amounts relate to the Solventum VIP Excess Plan. The VIP Excess Plan allows eligible employees, including the NEOs, to defer until retirement from the Company the receipt of 2-10% of their base salary and AIP payments earned during the plan year, provided that the percentage of contributed compensation must be the same as the employee’s elective deferral percentage under the tax qualified VIP during the plan year. The plan allows the eligible employees to elect to receive payment of their account balances in the form of either a single lump sum payment or in up to ten annual installments. Earnings are credited to the amounts deferred based on the returns paid on the investment funds available to participants in Solventum’s tax-qualified VIP with limited exclusions or a fixed rate of return based on corporate bond yields (as selected by each participant).

Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)(2)	Aggregate earnings in last FY ($)(3)	Aggregate withdrawals/ distributions in last FY ($)	Aggregate balance at last FYE ($)(4)

Bryan C. Hanson	227,209	258,524	102,932	—	794,333

Wayde D. McMillan	—	35,114	1,501	—	51,927

Heather Knight	—	—	—	—	—

Marcela A. Kirberger	38,535	59,290	6,346	—	116,570

Amy L. Landucci	57,329	58,486	10,586	—	136,083

Christopher Barry(5)	—	46,517	1,811	—	64,516

(1)The amounts contributed by Mr. Hanson, Ms. Kirberger, and Ms. Landucci have been included in the Summary Compensation Table as Salary earned in 2025 or, in the case of Mr. Hanson, his amount includes $148,459 of AIP earned for fiscal 2024 that was contributed in 2025.
(2)All amounts contributed by the Company on behalf of the NEOs during 2025 are included in the “All Other Compensation” column of the Summary Compensation Table. Earnings are credited to the amounts deferred based on the returns paid on the investment funds available to the participants under the tax-qualified Solventum VIP.
(3)None of these amounts are included in the Summary Compensation Table as compensation earned in 2025 because the Company’s nonqualified deferred compensation plan does not provide above-market or preferential earnings.
(4)Includes the following amounts reported as compensation for 2024 in the Summary Compensation Table: Mr. Hanson - $196,007; Mr McMillan - $15,095; Ms. Knight - $0; Ms. Kirberger - $0; Ms. Landucci - $9,589; Mr. Barry - $14,025.
(5)The aggregate balance for Mr. Barry also reflects an increase of $2,029 from the balance reported for him in our proxy statement for the 2025 Annual Meeting to correct the prior year amounts.

2026 Proxy statement	63

Compensation tables
Potential payments upon termination or change in control (“CIC”)
As reflected in the CD&A, Solventum has no fixed-term employment agreements with any of the NEOs. We also do not have any change in control plans or arrangements that would provide automatic “single-trigger” accelerated vesting of equity compensation (other than in the event the acquirer does not agree to assume or substitute such equity compensation) or excise tax gross-up payments to any of our NEOs in the event of a change in control of the Company. The Company’s equity award agreements and the NEO Offer Letters provide for certain enhanced benefits upon certain qualifying terminations of employment, as further described below. Solventum also maintains two severance plans: the Solventum Executive Severance Plan (the “Executive Severance Plan”) and the Solventum Executive Change in Control Severance Plan (the “CIC Severance Plan”).
The Executive Severance Plan is maintained to provide separation benefits in the event an eligible employee’s employment is terminated by the Company other than for Misconduct (as defined in the Executive Severance Plan) or an eligible employee resigns for Good Reason (as defined in the Executive Severance Plan).
The CIC Severance Plan provides enhanced severance protections for certain executives (including the NEOs) in connection with a qualifying termination in connection with a change in control of the Company. Any benefits payable under the CIC Severance Plan are in lieu of, and not in addition to, any benefits that otherwise would have been payable pursuant to the Executive Severance Plan.
Together, these plans provide separation benefits to certain U.S. employees (including the NEOs) who incur a qualifying termination. In addition, certain of the Company’s executive compensation and benefit plans provide all participants (including the NEOs) with certain rights or the right to receive payments in the event of the termination of their employment or upon a change in control of the Company. The terms applicable to these potential rights or payments in various situations are described below.

64

Compensation tables
Estimate of potential payments upon termination
The amounts payable to or on behalf of each of the NEOs in the event of death, disability or a qualifying termination— whether in connection with or not in connection with a change in control—are reflected in the table below, excluding amounts that are provided on a non-discriminatory basis to all similarly situated employees. The table assumes that each NEO’s employment had terminated and/or a change in control of the Company had occurred on December 31, 2025.

Name(1)	Death ($)(2)	Disability ($)(3)	Qualifying termination not in connection with a CIC ($)(4)	Qualifying termination in connection with a CIC ($)(5)
Bryan C. Hanson
Cash Severance(6)	—	—	9,738,900	8,437,500
Prorated AIP Payment(7)	2,988,900	2,988,900	—	2,988,900
COBRA	—	—	—	75,949
Outstanding PSUs(8)	35,822,423	35,822,423	28,046,549	26,409,979
Unvested RSUs(9)	18,353,173	18,353,173	7,595,788	18,353,173
VIP Plan Vesting(10)	30,089	30,089	30,089	30,089
Life Insurance Proceeds(11)	—	—	—	—
Outplacement Services	—	—	3,500	3,500
Total	57,194,584	57,194,584	45,414,826	56,299,089
Wayde D. McMillan
Cash Severance(6)	—	—	3,464,221	3,128,000
Prorated AIP Payment(7)	1,118,221	1,118,221	—	1,118,221
COBRA	—	—	—	59,707
Outstanding PSUs(8)	10,626,559	10,626,559	8,478,548	7,781,870
Unvested RSUs(9)	3,598,605	3,598,605	627,581	3,598,605
VIP Plan Vesting(10)	23,334	23,334	23,334	23,334
Life Insurance Proceeds(11)	3,000,000	—	—	—
Outplacement Services	—	—	3,500	3,500
Total	18,366,719	15,366,719	12,597,183	15,713,237
Heather Knight
Cash Severance(6)	—	—	2,540,186	3,200,000
Prorated AIP Payment(7)	140,186	140,186	—	140,186
COBRA	—	—	—	58,825
Outstanding PSUs(8)	—	—	—	—
Unvested RSUs(9)	6,240,229	6,240,229	6,240,229	6,240,229
VIP Plan Vesting(10)	9,049	9,049	9,049	9,049
Life Insurance Proceeds(11)	3,000,000	—	—	—
Outplacement Services	—	—	3,500	3,500
Total	9,389,464	6,389,464	8,792,964	9,651,789
Marcela A. Kirberger
Cash Severance(6)	—	—	2,699,835	2,569,000
Prorated AIP Payment(7)	773,085	773,085	—	773,085
COBRA	—	—	—	60,759
Outstanding PSUs(8)	4,194,252	4,194,252	3,176,045	3,127,471
Unvested RSUs(9)	1,705,166	1,705,166	296,358	1,705,166
VIP Plan Vesting(10)	20,662	20,662	20,662	20,662
Life Insurance Proceeds(11)	2,569,000	—	—	—
Outplacement Services	—	—	3,500	3,500
Total	9,262,165	6,693,165	6,196,399	8,259,642

2026 Proxy statement	65

Compensation tables

Amy L. Landucci
Cash Severance(6)	—	—	2,838,469	2,622,000
Prorated AIP Payment(7)	871,969	871,969	—	871,969
COBRA	—	—	—	41,053
Outstanding PSUs(8)	4,055,662	4,055,662	3,103,699	3,004,569
Unvested RSUs(9)	3,736,404	3,736,404	2,425,219	3,736,404
VIP Plan Vesting(10)	19,293	19,293	19,293	19,293
Life Insurance Proceeds(11)	2,622,000	—	—	—
Outplacement Services	—	—	3,500	3,500
Total	11,305,327	8,683,327	8,390,180	10,298,788
Christopher Barry(12)
Cash Severance(6)	—	—	4,238,125	—
Prorated AIP Payment(7)	—	—	—	—
COBRA	—	—	—	—
Outstanding PSUs(8)	—	—	6,379,850	—
Unvested RSUs(9)	—	—	522,984	—
VIP Plan Vesting(10)	—	—	39,414	—
Life Insurance Proceeds(11)	—	—	—	—
Outplacement Services	—	—	3,500	—
Total	—	—	11,183,873	—
(1)None of the NEOs are currently retirement eligible. Upon reaching retirement eligibility (generally attaining age 55 with at least 10 years of service), the NEOs will be entitled to receive the following benefits upon retirement: (i) pro-rated AIP payment for the year of retirement; (ii) continued vesting of annual RSUs; and (iii) continued vesting of annual PSUs based on actual performance, with target PSUs prorated on a quarterly basis based on time employed through the first 12 months of the performance period.
(2)In the event of a termination of employment due to death, the respective estates/beneficiaries of the NEOs are entitled to receive: (i) a prorated AIP payment for the year of termination; (ii) immediate vesting of all unvested RSUs; (iii) vesting of all PSUs, based on actual performance if the death occurs following the completion of the performance period and the lesser of the target value or such other amount as determined by the Talent Committee in its discretion if the death occurs prior to the completion of the performance period; (iv) full vesting of the NEO’s VIP accounts; and (v) payment of the proceeds from the life insurance policy provided for such NEO pursuant to the Company’s Executive Life Insurance Plan.
(3)In the event of a termination of employment due to disability, the NEOs are entitled to receive: (i) a prorated AIP payment for the year of termination; (ii) immediate vesting of all RSUs; (iii) continued vesting of all PSUs, based on actual performance; and (iv) full vesting of the NEO’s VIP accounts.
(4)Pursuant to the Executive Severance Plan, in the event an NEO’s employment is terminated by Solventum other than for Misconduct (as defined in the Executive Severance Plan) or if an NEO resigns for Good Reason (as defined in the Executive Severance Plan), subject to executing a release of claims, such NEO would be entitled to: (i) cash severance in an amount equal to (A) continued payment of annual base salary for a number of months (24 months for Mr. Hanson and 18 months for all other NEOs (the applicable “severance payment period”)), and (B) continued payment of AIP payments that would have been paid if the NEO remained employed through the end of the severance payment period, calculated based on actual results for the relevant year (but capped at 100% of target), using the NEO’s final performance rating as of the end of the applicable year (or if none, a performance rating of “fully meets expectations” or equivalent), and prorated for any partial years based on the number of calendar days in the year preceding the end of the severance payment period; (ii) accelerated vesting and payment of a prorated portion of the NEO’s outstanding RSUs for each vesting tranche, with proration based on the ratio of whole years of employment service completed since the award’s grant date to the years of service required to vest in that tranche under the applicable vesting schedule; (iii) continued vesting of annual PSUs based on actual performance, with target annual PSUs prorated based on the number of whole calendar months employed through the applicable performance period; (iv) full vesting of the NEO’s VIP accounts; and (v) outplacement services in accordance with Solventum’s policy. Further, in the event an NEO’s employment is terminated by Solventum other than for Misconduct (as defined in the applicable award agreement) or if an NEO resigns for Good Reason (as defined in the applicable award agreement), the inducement PSU award agreements provide for continued vesting of such PSUs based on actual performance, with target inducement PSUs prorated on a quarterly basis based on time employed through the first 12 months of the performance period. In addition, in the event Mr. Hanson is terminated by Solventum for a reason other than Misconduct (as defined in the Executive Severance Plan) or he resigns for Good Reason (as defined in his offer letter), his offer letter provides for the accelerated vesting and settlement of his outstanding Make-Whole RSU Award. Additionally, in the event Mr. McMillan or Ms. Landucci are terminated by Solventum for a reason other than Misconduct (as defined in the Executive Severance Plan) or they resign for Good Reason (as defined in their respective Offer Letters), their offer letters provide for any unvested portion of their Make-Whole RSU Awards to automatically remain outstanding and continue to vest as if the NEO had not experienced a termination of employment. Further, in the event Ms. Knight is terminated by Solventum for a reason other than Misconduct (as defined in her award agreement), her award agreement provides for any unvested portion of her Make-Whole RSU Award to automatically remain outstanding and continue to vest as if Ms. Knight had not experienced a termination of employment.

66

Compensation tables
(5)Pursuant to the CIC Severance Plan, if the Company terminates an NEO’s employment for reasons other than Misconduct (as defined in the CIC Severance Plan), or if an NEO resigns for Good Reason (as defined in the CIC Severance Plan), in any such case during the period of time beginning six-months prior to the first occurrence of a change in control of the Company and lasting through the eighteen-month anniversary of such occurrence of a change in control (the “Change in Control Period”), subject to the NEO executing and not revoking a release of claims and continued compliance with any applicable restrictive covenant obligations, such NEO would receive the following benefits: (i) cash severance in an amount equal to the NEO’s base salary plus target annual cash bonus for the year of termination multiplied by the NEO’s applicable severance multiplier (2.5 for Mr. Hanson and 2 for all other NEOs); (ii) a pro-rated AIP payment (based on target) for the year in which the termination occurs; (iii) accelerated vesting of all outstanding RSUs granted on or following the effective date of the CIC Severance Plan (the “CIC Severance Plan Effective Date”); (iv) outstanding RSUs previously granted and outstanding as of the CIC Severance Plan Effective Date will be treated in accordance with the terms of the plan and applicable award agreements, which, with respect to a qualifying termination that occurs (a) within the eighteen month period immediately following a change in control only, provide for immediate vesting of such RSUs, and (b) within the six month period immediately prior to the change in control, such RSUs shall be treated as described under footnote 4; (v) all outstanding PSUs granted on or following the CIC Severance Plan Effective Date will be treated in accordance with the terms of the plan and applicable award agreements, which provide for immediate vesting of such PSUs at target level upon a qualifying termination that occurs during the Change in Control Period and prior to the completion of the applicable performance period; (vi) all outstanding PSUs granted prior to the CIC Severance Plan Effective Date, will be treated in accordance with the terms of the plan and applicable award agreements, which, with respect to a qualifying termination that occurs: (a) within the eighteen (18) month period immediately following such change in control only, provide for (x) with respect to any completed calendar year(s) during the applicable performance period, the vesting of such PSUs that would otherwise have been eligible to vest based on actual performance for such calendar year(s) and (y) with respect to any other calendar year(s), the vesting of the greatest of (A) the PSUs that would have been eligible to vest for such calendar year(s) if the Company’s performance relative to the performance objectives for such calendar year(s) equaled its actual annualized performance during those calendar quarters completed during the calendar year in which such qualifying terminations occurs and prior to the date of such qualifying termination, (B) the PSUs that would have been eligible to vest for such calendar year(s) if the Company’s performance relative to the performance objectives for such calendar year(s) equaled its average actual annual performance for the most recent three consecutive calendar year period ending on or before the date of the qualifying termination, or (C) such other number of PSUs determined by the Talent Committee, in its discretion; provided, however, that the resulting number of PSUs that vest pursuant to the foregoing shall be prorated to reflect the number of full calendar months during the performance period that elapsed prior to the date of the qualifying termination, and (b) within the six month period immediately prior to the change in control, such PSUs shall be treated as described under footnote 4; (vii) a lump-sum cash payment equal to the amount of the COBRA premiums required to continue the Company’s medical and dental coverage in effect for the NEO, the NEO’s spouse, and the NEO’s dependents for a number of months following termination (30 months for Mr. Hanson and 24 for the other NEOs); (viii) full vesting of the NEO’s VIP accounts; and (ix) outplacement services in accordance with Company policy. Pursuant to the terms of the CIC Severance Plan, certain payments and benefits may be subject to reduction if they otherwise would cause the recipient to incur an excise tax imposed under section 4999 of the Code and the reduction would place the participant in a better after-tax position than if the participant received such payments and benefits. The amounts set forth in this column do not reflect the effect of any such reduction.
(6)Amounts shown reflect cash severance payable to the NEO as described under clause (i) of footnotes 4 and 5. For purposes of the disclosure for a Qualifying termination not in connection with a CIC, the disclosure assumes AIP payment at actual performance for 2025 and at target performance for future AIP payments within the severance period.
(7)Amounts shown reflect a prorated portion of 2025’s AIP payment depending on the number of days the NEO worked prior to the date of his or her termination or death in such year, assuming the NEO was terminated on December 31, 2025, and reflect actual performance. For a Qualifying termination in connection with a CIC, an NEO is typically entitled to a pro-rata AIP payment (based on target). If a participant works through the end of the applicable performance year, the Company has the discretion to determine that such participant is eligible to receive 100% of the AIP payment earned (based on actual performance) for such year. As a result, since the NEO is assumed to have been terminated on December 31, 2025 for purposes of this disclosure, we have assumed the Company has exercised discretion to pay the AIP based on actual performance for 2025 since it is in excess of target.
(8)Amounts shown reflect the value, assuming achievement of target performance goals, of PSUs for which the three-year performance period has not been completed (adjusted to reflect the closing price of a share of Solventum common stock on the NYSE for December 31, 2025 ($79.24)), and which would either be paid upon, or continue to vest following, the occurrence of the respective triggering events in accordance with the terms of the awards, as described above.
(9)Amounts shown reflect the value of the shares underlying the unvested RSUs that would immediately or continue to vest upon the occurrence of the respective triggering events in accordance with the terms of the awards, as described above. For Mr. Hanson, Mr. McMillan, Ms. Knight and Ms. Landucci, the amounts also include the value of the shares underlying their respective Make-Whole RSU award that would vest upon the occurrence of the respective triggering events. Share values are based on the closing price of a share of Solventum common stock on the NYSE for December 31, 2025 ($79.24).
(10)Amounts shown reflect the value that would fully vest under the NEO’s VIP accounts in connection with a qualifying termination of employment under the Executive Severance Plan or CIC Severance Plan, as applicable.
(11)Amounts shown reflect the group term life insurance proceeds that would be payable to each NEO’s beneficiary or beneficiaries pursuant to the policies obtained for them under the Company’s Executive Life Insurance Plan. The amounts shown do not include any life insurance proceeds that NEOs may be entitled to receive under the Company’s standard life insurance plan that is generally made available to Company employees.
(12)Amounts shown for Mr. Barry reflect amounts actually received or to be paid in connection with the involuntary termination of his employment without cause from Solventum on December 31, 2025. All severance benefits shown are subject to Mr. Barry's continued compliance with the restrictive covenants contained in any agreement with Solventum, including confidentiality, non-competition, and non-solicitation obligations (each lasting two years following his separation date, except that trade secret confidentiality obligations apply indefinitely). Solventum retains the right to cease or recover any such benefits upon a breach.

2026 Proxy statement	67

Compensation tables
CEO pay ratio
Presented below is the ratio of the annual total compensation of our Chief Executive Officer (“CEO”) to the annual total compensation of our median employee, calculated pursuant to Item 402(u) of Regulation S-K.

Annual total compensation of the CEO for 2025	$20,139,981

Annual total compensation of the median employee for 2025	$82,152

CEO Pay Ratio for 2025	245:1

The ratio presented above is a reasonable estimate calculated in a manner consistent with Item 402(u). The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
In 2025, we identified our median employees using our global employee population as of October 1, 2025 (excluding our CEO on that date). We used target total cash compensation as our consistently applied compensation measure. Target total cash compensation included base salary (for salaried employees), base hourly compensation (for hourly employees), target sales commissions (as applicable), and target annual cash incentive compensation (annual bonus) for the year ended December 31, 2025. We did not apply any cost-of-living adjustments as part of the calculation. We excluded employees who were on unpaid leave for more than one year as of the determination date. International employees’ pay was converted to U.S. dollars using the exchange rates on the determination date. We identified the employees whose target total cash compensation was within a one percent (1%) range (plus or minus one-half of one percent (0.5%)) of the median value of the target total cash compensation for the applicable employee population (the “Median Group”). We then identified the median employee from the Median Group as an employee whose annual total compensation included elements that we believed reasonably reflected our compensation practices for a representative employee to serve as median employee for purposes of the pay ratio.

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Compensation tables
Pay versus performance table
Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K under the Exchange Act. We have included:
•A table that compares the total compensation of our NEOs as presented in the Summary Compensation Table (“SCT”) to “compensation actually paid” as defined by the SEC (“CAP”) and that compares CAP to specified performance measures;
•A tabular list of the most important financial performance measures used by our Talent Committee in setting performance-based compensation in 2025; and
•Graphs that describe:
•the relationship between our total shareholder return (“TSR”) and the TSR of the S&P 500 Health Care (Sector) (“Peer Group TSR”); and
•the relationships between CAP and our cumulative TSR, GAAP Net Income, and our company selected measure, Constant Currency Revenue.
CAP, like total compensation disclosed in the SCT, does not necessarily reflect value actually realized by the NEOs or how our Talent Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Committee has not used CAP as a basis for making compensation decisions, nor does it use GAAP Net Income or Peer Group TSR for purposes of determining incentive compensation. In addition, a significant portion of the CAP amounts shown relate to changes in values of unvested awards over the course of the reporting year. These unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our stock price. As described in detail in the CD&A, our PSUs are subject to multi-year performance conditions tied to performance metrics and our equity awards are subject to time vesting conditions. The ultimate values actually realized by our NEOs from unvested equity awards, if any, will not be determined until the awards fully vest and are settled (or exercised). Please refer to the CD&A for a discussion of our executive compensation program objectives and the ways in which we align executive compensation pay with performance.

			Average summary compensation table total for non-PEO NEOs ($)(1)(2)		Value of initial fixed $100 investment based on:

Year	Summary compensation table total for PEO ($)(1)(2)	Compensation actually paid to PEO ($)(1)(3)		Average compensation actually paid to non-PEO NEOs ($)(1)(3)	Company total shareholder return ($)(4)	Peer group total shareholder return ($)(5)	Net income ($ in millions)(6)	Constant currency revenue ($ in millions)(7)
2025	20,139,981	40,020,576	5,074,897	6,948,350	114.67	108.95	1,556	8,384
2024	39,959,767	40,244,984	8,528,291	8,801,783	95.60	95.07	479	8,296
(1)NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2025	Bryan C. Hanson	Wayde D, McMillan, Heather Knight, Amy L. Landucci, Marcela A. Kirberger, Christopher Barry
2024	Bryan C. Hanson	Wayde D. McMillan, Christopher Barry, Tammy L. Gomez, Amy L. Landucci
(2)Amounts reflect Summary Compensation Table Total Pay for our NEOs for 2025 and 2024.
(3)CAP has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). To calculate the CAP the following amounts were deducted from and added to the total compensation number shown in the SCT.

2026 Proxy statement	69

Compensation tables

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO	Fiscal Year 2025 ($)
Summary Compensation Table Total	20,139,981
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	(15,209,022)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	20,813,673
Plus/(Minus): Change in Fair Value from Prior Fiscal Year-End to This Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	13,547,109
Plus: Fair Value at Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	0
Plus/(Minus): Change in Fair Value from Prior Fiscal Year-End to the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	728,835
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	0
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	0
Compensation Actually Paid	40,020,576

Reconciliation of Average Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2025 ($)
Summary Compensation Table Total	5,074,897
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	(3,359,643)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	3,619,590
Plus/(Minus): Change in Fair Value from Prior Fiscal Year-End to This Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	1,895,343
Plus: Fair Value at Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	0
Plus/(Minus): Change in Fair Value from Prior Fiscal Year-End to the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	223,853
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	(505,689)
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	—
Compensation Actually Paid	6,948,350
For purposes of the above adjustments, the fair value of equity awards are computed based on generally accepted accounting principles in a manner consistent with the fair value methodology used to account for share-based payments included in Note 16 to the Company’s audited financial statements for fiscal year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2026.
(4)Company total shareholder return (“TSR”) represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on April 1, 2024, the date the Company’s common stock commenced regular-way trading on the NYSE, through the end of the applicable fiscal year.
(5)Peer Group total shareholder return represents the cumulative return on a fixed investment of $100 in the S&P 500 Health Care (Sector) Index for the period beginning on April 1, 2024, through the end of the applicable fiscal year, assuming reinvestment of dividends.
(6)The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.
(7)Constant Currency Revenue is a non-GAAP financial measure used for purposes of the AIP. See the section titled “Non-GAAP Financial Measures” for additional information and definitions of these non-GAAP financial measures.

70

Compensation tables
Five most important measures for linking NEO pay to company performance
The following is an unranked list of the financial performance measures we consider most important in linking Company performance and compensation actually paid to our NEOs for the most recently completed fiscal year.

Adjusted EPS	Adjusted Operating Income	Constant Currency Revenue	Free Cash Flow	Relative TSR

Further information on our financial performance measures is described in the CD&A.
Pay versus performance relationship disclosures
The charts below depict the relationships between CAP to the PEO and Non-PEO NEOs, and (1) Company TSR and Peer Group TSR, (2) Net income, and (3) Constant Currency Revenue for the fiscal years ended December 31, 2024 and December 31, 2025.
Compensation actually paid vs. total shareholder return

Compensation Actually Paid to PEO	Average Compensation Actually Paid to Other NEOs
Solventum TSR	Peer Group TSR

2026 Proxy statement	71

Compensation tables
Compensation actually paid vs. net income

Compensation Actually Paid to PEO	Average Compensation Actually Paid to Other NEOs	Net Income
Compensation actually paid vs. constant currency revenue

Compensation Actually Paid to PEO	Average Compensation Actually Paid to Other NEOs
Constant Currency Revenue

72

Equity compensation plan information

The following table provides certain information as of December 31, 2025 concerning the shares of the Company’s common stock that may be issued under existing equity compensation plans:

Equity compensation plan information(1)	A	B	C

Plan category (options and shares in thousands)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A))

Equity compensation plans approved by security holders(2)

Stock options	3,545	106.88

Restricted stock units	3,536

Performance share units(3)	2,139

Non-employee director deferred stock units	28

Total	9,248		8,002

Employee stock purchase plan	—		4,000

Total	9,248		12,002

(1)In column B, the weighted-average exercise price is only applicable to stock options. In column C, the number of securities remaining available for future issuance for stock options, RSUs, PSUs, and stock awards for non-employee directors is approved in total and not individually with respect to these items.
(2)In connection with the Separation, we adopted the Solventum 2024 Long-Term Incentive Plan and the Solventum Employee Stock Purchase Plan, which plans became effective as of the Separation.
(3)The PSUs represent the highest number of securities that would be issued if the maximum performance goals are achieved.

2026 Proxy statement	73

Proposal 3	Ratification of PwC as Auditor

The Board recommends a vote FOR this proposal.	page 74

The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm, including the review and approval of service fees. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending 2026. Although ratification is not required by our Bylaws or otherwise, we are asking shareholders to ratify this appointment as a matter of good corporate governance.
The members of the Audit Committee and the Board believe that the continued retention of PwC to serve as our independent registered public accounting firm is in our best interest and in the best interest of our shareholders.
If shareholders do not ratify the selection of PwC, the Audit Committee will consider any information submitted by shareholders in connection with the selection of the independent registered public accounting firm for the next year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes such a change would be in our best interest and the best interest of our shareholders.
We expect that representatives of PwC will be present at the annual meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Voting standard
The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to ratify the appointment of PwC as our independent registered public accounting firm.

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Review and engagement

PwC has served as our independent registered public accounting firm since 2022. In accordance with SEC rules, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee reviews and periodically evaluates the performance of the lead audit partner of PwC and assures that PwC has a process for the regular rotation of the lead audit partner and the audit partner responsible for reviewing the audit as required by law.
In determining whether to reappoint PwC to serve as our independent registered public accounting firm, the Audit Committee annually considers several factors, including:
•PwC’s independence and objectivity;
•PwC’s capabilities considering the complexity of our global operations, including the skills and experience of the lead audit partner;
•PwC’s historical and recent performance, including the extent and quality of PwC’s communications with the Audit Committee and management’s views of PwC’s overall performance;
•data related to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) inspection reports on PwC;
•PwC’s knowledge of and familiarity with our business and industry and our accounting policies and practices; and
•the appropriateness of PwC’s fees, taking into account the size and level of complexity of our organization and the resources necessary to perform the audit.
The following table shows the fees that we paid or accrued for audit and other services provided by PwC for the years ended December 31, 2024 and December 31, 2025. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process described below.

($ in Millions)	2025	2024

Audit Fees(1)	13.5	9.8

Audit-Related Fees(2)	0.7	0.1

Tax Fees(3)	0.3	—

All Other Fees(4)	—	0.1

Total Fees	14.5	10.0

(1)This category includes the audit of our consolidated annual financial statements, the review of interim financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those years.
(2)This category consists of assurance and related services provided by PwC that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” Fees for audit-related services primarily related to agreed upon procedures and other attestation services.
(3)This category consists of tax services provided by PwC for tax compliance as well as tax advice including tax planning and transfer pricing services.
(4)This category consists of licenses for accounting research software and other permissible services that do not fall into the three categories listed above.

2026 Proxy statement	75

Audit committee pre-approval of services of independent registered public accounting firm

The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services by our independent registered public accounting firm. The Audit Committee will consider and, if appropriate, pre-approve the provision of audit and permitted non-audit services. We maintain procedures requiring that, prior to engagement, all services performed by PwC must be pre-approved to ensure that no prohibitive services are inadvertently engaged in and the independence of PwC is maintained. The Audit Committee Chair has the delegated authority to pre-approve such services, provided that any approval by the Audit Committee Chair must be presented to the Audit Committee at its next meeting.
All audit, audit-related, tax and other services provided by PwC in 2024 and 2025 were approved by the Audit Committee in accordance with its pre-approval policy.

Audit committee report

The Audit Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2025. The Audit Committee has discussed with PwC the matters that are required to be discussed by the applicable requirements of the PCAOB and the SEC. PwC has provided the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC its independence. The Audit Committee has concluded that PwC’s provision of audit and non-audit services to Solventum and its affiliates is compatible with PwC’s independence.
Based on the reviews and discussions described above, and subject to the limitations on the Audit Committee’s role and responsibilities as described in this Proxy Statement and in the Audit Committee’s charter, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements for the year ended December 31, 2025 be included in our Annual Report on Form 10-K for filing with the SEC.
Audit Committee
Glenn A. Eisenberg, Chair
Shirley Edwards
Elizabeth A. Mily
Darryl L. Wilson

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Security ownership of certain beneficial owners

The following tables set forth, as of March 19, 2026, the number of shares and percentage of Solventum common stock beneficially owned by:
•each person or group known by Solventum to beneficially own more than 5% of Solventum common stock;
•each of Solventum’s directors; and
•all directors and executive officers of Solventum as a group.
The percentage of beneficial ownership in the following tables is based on 173,405,254 shares of Solventum common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (1) the exercise of any option or warrant, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement. Shares issuable pursuant to such options, warrants, rights or conversion privileges are deemed to be outstanding for computing the beneficial ownership percentage of the person holding those options, warrants, rights or conversion privileges but are not deemed to be outstanding for computing the beneficial ownership percentage of any other person. Unless otherwise indicated in the footnotes to the following table, to Solventum’s knowledge all persons listed below have sole voting and investment power with respect to the shares of Solventum common stock beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated in the following table, the address for each shareholder listed below is c/o Solventum Corp., 1750 Yankee Doodle Road, Eagan, Minnesota 55121.

Beneficial owner	Common stock beneficially owned
	Total shares owned		Shares acquirable in 60 days	Percent of class(2)
(a)	(b)		(c)	(d)
Bryan Hanson	123,910		34,315	*
Wayde McMillan	43,538	(2)	9,503	*
Amy Landucci	37,483		4,422	*
Marcela Kirberger	11,004		4,488	*
Heather Knight	—		—	*
Chris Barry	9,206	(4)	—	*
Carlos Albán	3,564		5,383	*
Carrie S. Cox	5,148		11,252	*
Susan D. DeVore	3,564		5,383	*
Shirley Edwards	3,564		5,383	*
Glenn A. Eisenberg	3,564		5,383	*
Dr. Bernard A. Harris Jr.	3,564		5,383	*
Karen J. May	3,564		5,383	*
Elizabeth A. Mily	3,626	(3)	5,383	*
John H. Weiland	3,564		5,383	*
Amy A. Wendell	5,039		5,383	*
Darryl L. Wilson	3,564		5,383	*
All current directors and executive officers as a group (18 persons)	287,500		125,730	*
(1)The symbol “*” denotes holdings that are represent less than 1.0% of Solventum common stock outstanding as of March 19, 2026.

2026 Proxy statement	77

Security ownership of certain beneficial owners
(2)Includes 5 shares held by Mr. McMillan after conversion of 22 shares of 3M common stock he held prior to the Separation that were converted to Solventum shares of stock at a ratio of one share of Solventum stock for every four shares of 3M stock, as described in the Information Statement filed with the SEC on March 11, 2024.
(3)Reflects the conversion of 250 shares of 3M common stock held prior to the Separation that were converted to Solventum shares of stock at a ratio of one share of Solventum stock for every four shares of 3M stock, as described in the Information Statement filed with the SEC on March 11, 2024.
(4)Shares beneficially owned by Mr. Barry are reported based on amounts known by the Company as of December 31, 2025, the last day of his employment with the Company.

Name and address of beneficial owner	Total number of shares owned	Percent of class(1)

3M Company 3M Center St. Paul, MN 55144(2)	25,569,190	14.7

BlackRock, Inc. 50 Hudson Yards New York, NY 10001(3)	10,606,905	6.1

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(4)	16,190,658	9.34

Independent Franchise Partners, LLP Level 1, 10 Portman Square London WiH 6AZ, United Kingdom(5)	15,355,691	8.86

(1)Based on 173,405,254 shares outstanding as of March 19, 2026.
(2)Share and beneficial ownership information for 3M Company (“3M”) is based on a Schedule 13G/A filed with the SEC on August 18, 2025. In connection with the Separation, 3M and Solventum entered into a Stockholder and Registration Rights Agreement, pursuant to which 3M granted to Solventum a proxy to vote the shares of Solventum common stock owned by 3M in proportion to the votes cast by Solventum's other shareholders. As a result, 3M Company does not exercise voting power over any of the shares of Solventum common stock that it beneficially owns. However, 3M retains sole dispositive power over 25,569,190 shares of our common stock.
(3)Share and beneficial ownership information for BlackRock, Inc. (“BlackRock”) is based on a Schedule 13G filed with the SEC on November 8, 2024. According to the Schedule 13G, BlackRock has sole voting power over 9,630,760 shares and sole dispositive power over 10,606,905 shares of our common stock. The Schedule 13G states that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of our common stock, but that no one person’s interest in our common stock is more than 5% of the total outstanding common shares.
(4)Share and beneficial ownership information for The Vanguard Group Inc. (“Vanguard”) is based on a Schedule 13G/A filed with the SEC on November 12, 2024. According to the Schedule 13G/A, Vanguard has sole voting power over 0 shares of our common stock; shared voting power over 154,642 shares of our common stock; sole dispositive power over 15,711,974 shares of our common stock; and shared dispositive power over 478,684 shares of our common stock. The Schedule 13G/A states that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of our common stock, but that no one person’s interest in our common stock is more than 5% of the total outstanding common shares.
(5)Share and beneficial ownership information for Independent Franchise Partners, LLP (“Independent Franchise”) is based on a Schedule 13G/A filed with the SEC on January 27, 2026. According to the Schedule 13G/A, Independent Franchise has sole voting power over 15,002,913 shares of our common stock; shared voting power over 91,652 shares of our common stock; sole dispositive power over 15,355,691 shares of our common stock; and shared dispositive power over 0 shares of our common stock.

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Questions & answers about the annual meeting

1. Why am I receiving these materials?
We have made this proxy statement available to you on the Internet or, upon your request, have delivered a printed version of this proxy statement to you by mail, in connection with the solicitation of proxies by our Board for use at our 2026 Annual Meeting of shareholders to be held on Friday, May 15, 2026 at 9:00 a.m. EDT, and at any postponement(s) or adjournment(s) thereof. You are receiving this proxy statement because you owned shares of Solventum common stock at the close of business on March 19, 2026, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you virtually attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.
2. What am I voting on?
There are three proposals scheduled to be voted on at the annual meeting:
•Election of Class II directors (Proposal 1);
•Say on Pay proposal (Proposal 2); and
•Ratification of the appointment of PwC as our independent registered public accounting firm for 2026 (Proposal 3).
3. How does the Board recommend that I vote?
The Board recommends that you vote your shares:
•“FOR” the election of each of the Class II director nominees to the Board (Proposal 1);
•“FOR” the Say on Pay proposal (Proposal 2); and
•“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for 2026 (Proposal 3).
4. How many votes do I have?
You will have one vote for every share of Solventum common stock that you owned at the close of business on March 19, 2026.
5. How many shares are entitled to vote?
There were 173,405,254 shares of Solventum common stock outstanding as of March 19, 2026 and entitled to vote. Each share is entitled to one vote.
6. What is the quorum requirement for the annual meeting?
The holders of a majority of the outstanding shares entitled to vote generally for the election of directors must be present or represented by proxy at the meeting for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, withhold, against or abstained, if you attend virtually and vote during the meeting or have voted before the meeting via the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
7. What is the voting requirement to approve each of the proposals?
The voting requirement for each of the proposals is as follows:
•Election of Class II directors. Nominees for Class II director must receive a majority of the votes cast in person or by proxy on the election of directors in order to be elected as a director. This means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast (with shares voted “for” and “withhold” counting as votes cast) with respect to that director’s election.

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•Say on Pay. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to approve the non-binding proposal concerning the compensation of our NEOs as disclosed in this proxy statement.
•Ratification of the appointment of PwC. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to ratify the appointment of PwC as our independent registered public accounting firm.
8. What if I vote “abstain”?
A vote to “abstain” on the election of directors (Proposal 1) will have no effect on the outcome of this proposal. A vote to “abstain” on Proposals 2 and 3 will have the effect of a vote against those proposals.
9. Why did I receive a notice in the mail instead of a full set of proxy materials?
As allowed by SEC rules, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The Notice provides instructions on how to access the proxy materials over the Internet or to request a printed copy. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.
10. How do I hold my shares?
You may hold shares in one or more of the following ways:
•Shareholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, then you are considered the shareholder of record with respect to those shares, and the Notice was sent directly to you. If you request printed copies of the proxy materials by mail, you will receive a proxy card.
•Beneficial Owner. If your shares are held in an account at a brokerage firm, bank, broker dealer, or other nominee, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct the record holder on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.
•Participants in the Solventum Voluntary Investment Plan (the “401(k) Plan”). If you are a participant in the 401(k) Plan, you are considered the beneficial owner of your proportional interest in the shares held by the 401(k) Plan, and the Notice was sent directly to you. If you request printed copies of the proxy materials by mail, you will receive a proxy card.
11. If I am a shareholder of record, how do I vote?
There are four ways to vote:
•Via the Internet during the meeting. You may vote during the annual meeting by accessing www.virtualshareholdermeeting.com/SOLV2026 and entering the 16-digit control number on the proxy card or Notice and following the directions on the virtual meeting website.
•Via the Internet before the meeting. You may vote by proxy via the Internet by following the instructions provided in the Notice or the proxy card.
•By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.
•By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

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12. If I am a beneficial owner, how do I vote?
There are four ways to vote:
•Via the Internet during the meeting. If you wish to vote during the annual meeting, you must obtain instructions on how to vote at the meeting from the record holder of your shares. Please contact that organization to obtain such instructions.
•Via the Internet before the meeting. You may vote by proxy via the Internet by following the instructions provided in the Notice or vote instruction form.
•By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the vote instruction form.
•By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.
13. If I hold shares in the 401(k) Plan, how do I vote?
There are three ways to vote:
•Via the Internet before the meeting. You may vote by proxy via the Internet by following the instructions provided in the Notice or the proxy card.
•By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.
•By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.
To allow sufficient time for the trustee of the 401(k) Plan to vote, your voting instructions must be received by 11:59 p.m. EDT on May 12, 2026. If the trustee does not receive your instructions by that date, the trustee will vote the shares you hold through the 401(k) Plan in the same proportion as those shares in the 401(k) Plan for which voting instructions were received.
14. Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, except:
•as necessary to meet applicable legal requirements;
•to allow for the tabulation and certification of votes; and
•to facilitate a successful proxy solicitation.
Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to management and the Board.
15. Can I change my vote?
Yes. If you are a shareholder of record or a beneficial owner, you may change your vote at any time before your proxy is voted by:
•revoking it by written notice to our Corporate Secretary at Solventum Corporation, 1750 Yankee Doodle Road, Eagan, Minnesota 55121;
•delivering a later-dated proxy (including a telephone or Internet vote); or
•voting during the meeting.
If your shares are held in the 401(k) Plan, you may change your vote before 11:59 p.m. EDT on May 12, 2026 by delivering a later-dated proxy (including a telephone or Internet vote). Shares held in the 401(k) Plan cannot be voted electronically during the meeting—please ensure that you submit your vote by 11:59 p.m. EDT on May 12, 2026.

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16. How are proxies voted?
All shares represented by valid proxies received prior to the annual meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.
17. What happens if a nominee for director declines the nomination or is unable to serve?
If that happens, the persons named as proxies may vote for a substitute nominee designated by the Board to fill the vacancy, or, if no substitute has been nominated, for the remaining nominees, leaving a vacancy, or the Board may reduce its size. The Board has no reason to believe that any of the nominees will be unable or decline to serve if elected.
18. What happens if I do not give specific voting instructions?
It depends on how your shares are held:
•Shareholders of Record. In the following situations, the proxy holders will vote your shares in the manner recommended by the Board on proposals presented in this proxy statement and as the proxy holders may determine in their judgment and discretion with respect to any other matters properly presented for a vote at the annual meeting:
•if, when voting online at www.ProxyVote.com or via mobile.proxyvote.com, you select the “Submit” button without voting on each item individually;
•if, when voting via the telephone, you elect not to vote on matters individually; and
•if you sign and return a proxy card without giving specific voting instructions.
•Beneficial Owners. If you do not provide the record holder of your shares with specific voting instructions, your record holder may vote on the ratification of the appointment of PwC as our independent registered public accounting firm for 2026 (Proposal 3). However, your record holder cannot vote your shares without specific instructions on the other matters - the election of directors (Proposal 1) and the Say on Pay proposal (Proposal 2). If your record holder does not receive instructions from you on how to vote your shares on Proposals 1 or 2, your record holder will inform the inspector of election that it does not have the authority to vote on those proposals with respect to your shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting, but they will not be counted in determining the outcome of the vote for any of the proposals.
•Participants in the 401(k) Plan. If you do not submit voting instructions for your shares held in the 401(k) Plan by 11:59 p.m. EDT on May 12, 2026, or if you do not provide specific voting instructions, your shares will be voted by the trustee of the 401(k) Plan in the same proportion as the shares for which voting instructions are received from other participants in the 401(k) Plan.
19. Who will serve as the inspector of election?
A representative from Broadridge Financial Solutions, Inc. will serve as the independent inspector of election.
20. How can I find out the results of the annual meeting?
Preliminary voting results will be announced at the meeting. The final voting results will be tallied by the inspector of election and published in our Current Report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.
21. Who is paying for the cost of this proxy solicitation?
We are paying the costs of the solicitation of proxies. We have retained Innisfree M&A Incorporated to assist in soliciting proxies for a fee of $30,000 plus out-of-pocket expenses. We must also pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with:
•forwarding the Notice to beneficial owners;
•forwarding printed proxy materials by mail to beneficial owners who specifically request them; and
•obtaining beneficial owners’ voting instructions.
In addition to soliciting proxies by mail, certain of our directors, officers and employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

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22. Are there any requirements for attending the annual meeting?
The annual meeting will be held by remote communication in a virtual-only format. Holders of our common stock at the close of business on March 19, 2026, the record date, may attend and participate in the meeting by accessing www.virtualshareholdermeeting.com/SOLV2026 and entering the 16-digit control number on the proxy card, Notice or voting instruction form previously received. Online access to the meeting will begin at 8:45 a.m. EDT on Friday, May 15, 2026. Shareholders will have the ability to vote during the meeting using the directions on the virtual meeting website. Shareholders may also vote in advance of the meeting by proxy at www.proxyvote.com after logging in with the 16-digit control number referred to above. Beginning 15 minutes prior to, and during, the annual meeting, support will be available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any technical difficulties, please call the support team at the numbers listed on the log-in screen of the virtual meeting website.
23. Can I ask questions during the annual meeting?
Shareholders may submit questions during the meeting by accessing www.virtualshareholdermeeting.com/SOLV2026 and entering the 16-digit control number referred to above. Time may not permit the answering of every question submitted. Questions relevant to the business of the meeting to which a response is not provided during the Question and Answer period will be addressed at the Solventum website, www.solventum.com, soon after the meeting.
24. Is there a list of shareholders entitled to vote at the annual meeting?
A list of shareholders entitled to vote will be available for ten days prior to the meeting, between the hours of 9 a.m. and 5 p.m. Central Time, at our offices at 1750 Yankee Doodle Road, Eagan, Minnesota 55121. If you would like to view the shareholder list, please contact our Corporate Secretary to schedule an appointment.
25. What is “householding”?
“Householding” is a procedure under which we are delivering a single copy of this proxy statement and our 2025 Annual Report to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing and mailing costs. Upon request, we will deliver promptly a separate copy of this proxy statement and our 2025 Annual Report to any shareholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy of this proxy statement or the 2025 Annual Report, or to notify us that you wish to receive separate copies in the future, or a single copy if you are currently receiving multiple copies, please contact our Corporate Secretary at Solventum Corporation, 1750 Yankee Doodle Road, Eagan, Minnesota 55121 or by telephone at (612) 842-1263. Shareholders who hold shares in “street name” may contact their brokerage firm, bank, broker dealer or other similar organization to request information about householding.
26. What do I need to know to submit proposals and what are the deadlines to propose actions for consideration or to nominate individuals to serve as directors at the 2027 annual meeting of shareholders?
It depends on whether the information is to be included in our proxy materials:
•Requirements for Shareholder Proposals to Be Considered for Inclusion in our Proxy Materials.
•Shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2027 annual meeting of shareholders must be delivered to our Corporate Secretary no later than November 27, 2026.
•In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials.

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•Requirements for Director Nominees to Be Considered for Inclusion in our Proxy Materials (“Proxy Access”).
•Pursuant and subject to the proxy access provisions in our Bylaws, a shareholder or group of up to twenty shareholders, owning three percent or more of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to the greater of two directors or twenty percent of the number of directors then in office. Shareholder requests to include director nominees in our proxy statement and form of proxy relating to the 2027 annual meeting of shareholders must be delivered to our Corporate Secretary not earlier than January 15, 2027 and not later than the close of business on February 14, 2027.
•In addition, the notice must set forth the information required by our Bylaws with respect to each director nomination that a shareholder requests for inclusion in our proxy materials.
•Notice Requirements for Other Director Nominees or Shareholder Proposals to Be Brought Before the 2027 Annual Meeting of Shareholders.
•Notice of any director nomination or a proposal that a shareholder intends to present at the 2027 annual meeting of shareholders, but does not intend to have included in our proxy statement and form of proxy relating to the 2027 annual meeting of shareholders, must be delivered to our Corporate Secretary not earlier than the close of business on January 15, 2027 and not later than the close of business on February 14, 2027.
•In addition, the notice must set forth the information required by our Bylaws with respect to each director nomination or other proposal.
•Notice Requirements under Universal Proxy Rules
•In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and by our Bylaws no later than March 16, 2027].
•Other Matters
•If a shareholder submits a proposal to remove a director for the Company’s annual meeting of shareholders in compliance with our Bylaws and applicable law, such proposal will be included as an agenda item in the Company’s proxy statement to be voted on at such annual meeting, and the annual meeting would thus be “called” for that purpose.
•General Information about Shareholder Proposals and Nominations.
•A copy of our Bylaws may be obtained by contacting our Corporate Secretary.
•The mailing address of our Corporate Secretary is 1750 Yankee Doodle Road, Eagan, Minnesota 55121.

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Other matters

We do not know of any other matters that will be considered at the 2026 Annual Meeting. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in their judgment and discretion.

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Forward looking statements

This proxy statement and other materials Solventum has filed or will file with the SEC (and oral communications that Solventum may make) contain or incorporates by reference statements that relate to future events and expectations and, as such, constitute forward-looking statements that involve risk and uncertainties. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning.
All statements that reflect Solventum’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to discussions of future operations and financial performance (including volume growth, pricing, sales and earnings per share growth and cash flows) and statements regarding Solventum’s strategy for growth, future product development, regulatory clearances and approvals, competitive position and expenditures. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Solventum believes that the expectations reflected in any forward-looking statements it makes are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to:
•Solventum’s historical financial information for periods prior to the Spin-Off is not necessarily representative of the results or performance that it would have achieved as a separate, publicly traded company.
•Solventum may not achieve some or all of the expected benefits of the Spin-Off.
•Solventum’s accounting and other management systems and resources may not be adequately prepared to meet the financial reporting and other requirements to which it is subject to as a standalone publicly traded company.
•In connection with the Spin-Off, Solventum incurred debt obligations and may incur additional obligations in the future, which could adversely affect its business and profitability and its ability to meet other obligations.
•Solventum may not be able to engage in desirable capital-raising or strategic transactions following the Spin-Off.
•If the Spin-Off, together with certain related transactions, were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, Solventum and its shareholders could be subject to significant tax liabilities.
•The transfer to Solventum of certain contracts, permits and other assets and rights may have required the consents or approvals of, or provide other rights to, third parties and governmental authorities.
•Following the Spin-Off, Solventum’s commercial relationships with 3M remain significant, which could adversely affect Solventum’s business, its ability to meet other obligations and the market price of its common stock.
•Solventum’s results may be impacted by the effects of, and changes in, worldwide economic, political, regulatory, international trade and geopolitical conditions, war and other events beyond its control.
•The deployment of artificial intelligence or other emerging technologies in Solventum's products and services, or a failure to adapt its products and services, could affect future results.
•Public health crises may increase Solventum’s cost of doing business and disrupt Solventum’s operations.
•Our brands are critical to our success, and damage to our reputation or our brands could adversely affect our business, results of operations or financial condition.
•Acquisitions, strategic alliances, divestitures and other strategic events resulting from portfolio management actions and other evolving business strategies, and possible further organizational restructuring, could affect future results.
•Solventum may not be able to effectively integrate acquired businesses into its operations or achieve expected cost savings or profitability from its acquisitions.
•Solventum's restructuring program may not be successful.
•Solventum may not be able to access the capital and credit markets on terms that are favorable to Solventum, or at all.
•Change in Solventum’s credit ratings could increase cost of funding.
•Changes in foreign currency exchange rates or interest rates could adversely affect Solventum.

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Forward looking statements
•Solventum operates in highly competitive markets, competition may increase in the future and the healthcare industry may be disrupted, necessitating that Solventum lower prices or resulting in a loss of market share.
•Consolidation in the healthcare industry could have an adverse effect on Solventum’s revenues and results of operations.
•Reductions in customers’ research budgets or government funding may adversely affect Solventum’s business.
•Solventum’s growth objectives are largely dependent on the timing and market acceptance of its new products and services.
•The success of many of Solventum’s products depends upon certain key healthcare professionals.
•Changes in reimbursement practices of third-party payers or other cost containment measures or worsening economic conditions could affect the demand for Solventum’s products and the prices at which they are sold.
•Solventum’s future results are subject to vulnerability with respect to materials and availability of purchased components, compounds, raw materials, energy, production capacity and labor.
•3M is the sole source of supply for raw materials used in certain of our products and our business will be harmed if 3M does not satisfy our requirements.
•Solventum is subject to risks related to international, federal, state and local treaties, laws and regulations, as well as related compliance risks.
•Solventum may face potential liabilities related to PFAS, which could adversely impact Solventum’s results.
•The impacts of climate change may adversely affect Solventum’s business.
•Solventum operates in a strictly regulated industry, and compliance with laws and regulations applicable to the commercialization of Solventum’s products is costly and failure to comply may result in significant penalties.
•Solventum is subject to laws and regulations governing government contracts and public procurement in many jurisdictions, as to which the failure to comply could adversely affect Solventum’s business.
•Solventum is exposed to risks associated with product liability claims, including existing claims and claims resulting from the actions or inactions of its customers or third parties, and product recalls or safety alerts that are outside of its control.
•Security and data breaches, cyberattacks and other cybersecurity incidents involving Solventum’s information technology systems and infrastructure could disrupt or interfere with Solventum’s operations.
•Solventum may be unable to obtain, maintain, protect or effectively enforce its intellectual property rights.
•Changes in tax rates, laws or regulations could adversely impact Solventum’s financial results.
•Solventum’s tax burden could increase as a result of ongoing or future tax audits and inquiries.
•Solventum could be negatively impacted by future changes in the allocation of income to each of the income tax jurisdictions in which Solventum operates.
•If Solventum is unable to attract or retain key personnel and qualified employees, or maintain relations with its employees, unions and other employee representatives, Solventum’s business would be adversely affected.
•A significant number of shares of Solventum common stock may be sold by 3M or others, which may cause the Solventum stock price to decline.
•Because Solventum does not currently intend to pay any dividends on its common stock, holders of its common stock must rely on stock appreciation for any return on their investment.
•Anti-takeover provisions could enable Solventum’s Board of Directors to resist a takeover attempt by a third party and limit the power of its shareholders.
The above list is not exhaustive or necessarily set forth in the order of importance. Forward-looking statements are based on certain assumptions and expectations of future events and trends, and actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements depending on a variety of factors. Solventum assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Important information as to these factors can be found in Part II, Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Solventum assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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Non-GAAP financial measures

This proxy statement contains the following non-GAAP financial measures: constant currency revenue, adjusted operating income, adjusted earnings per share, and free cash flow. The non-GAAP financial measures should not be considered a substitute for the applicable financial measure as computed in accordance with U.S. GAAP and are not necessarily comparable to similarly titled measures used by other companies. Management believes that these non-GAAP measures are useful in evaluating current performance by facilitating a comparison of our performance to the operating performance of our competitors in the med tech industry.
Constant currency revenue is defined as net sales excluding the impact of foreign currency exchange rates.

($ in millions)	Fiscal year 2025	Fiscal year 2024

Total Net Sales	$8,325	$8,254

Impacts from Foreign Currency Exchange Rates	(175)	42

Adjustments for compensation purposes[1]	234	—

Constant Currency Revenue	8,384	8,296

(1)Adjustments made by the Talent Committee for compensation purposes include impacts from the sale of the Company’s Purification and Filtration business and the Company’s acquisition of Acera Surgical.
Adjusted operating income is defined as operating income excluding the effects of amortization, restructuring costs, 3M Spin-Off and separation-related costs, certain litigation related costs, separation-related impacts due to the sale of the Purification and Filtration business, gain on sale of businesses, and acquisition-related costs.

($ in millions)	Fiscal year 2025	Fiscal year 2024

Operating income	$2,181	$1,036

Adjustments:

Amortization of acquisition-related intangible assets	312	349

Restructuring costs[1]	80	78

3M Spin-Off and separation-related costs[2]	579	349

Certain litigation-related costs[3]	51	—

Purification and Filtration separation-related costs[4]	44	—

Gain on sale of businesses[5]	(1,549)	—

Acquisition-related costs[6]	12	—

Adjusted operating income (non-GAAP)	1,709	1,812

Adjustment for compensation purposes[7]	64	—

Adjusted operating income (non-GAAP)	1,773	1,812

(1)2025 restructuring costs primarily related to the Company’s Transform for the Future program and Solventum way program. Includes employee termination costs of $70 million and other costs of $10 million, which includes third-party consulting and compensation for employees dedicated to the programs. 2024 restructuring costs primarily relate to the Company’s Solventum Way program. Includes employee termination costs of $62 million and other costs of $16 million, which includes asset write-offs and other contractual third party termination costs.

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Non-GAAP financial measures
(2)Consists of costs specifically incurred in connection with the Company’s separation from 3M.
(3)Consists of charges and recoveries related to certain litigation and related transaction costs.
(4)Costs related to the separation of the Company’s Purification and Filtration business, including legal, finance and tax advisory, and information technology-related.
(5)Gain on sale of the Purification and Filtration business, net of applicable tax impacts, in addition to a business in Health Information Systems.
(6)Transaction and employee retention costs related to the acquisition of Acera Surgical.
(7)Adjustments made by the Talent Committee for compensation purposes primarily include tariff-related impacts.
Adjusted earnings per share is defined as net income excluding the after-tax effects of amortization, restructuring costs, 3M Spin-Off and separation-related costs, certain litigation related costs, separation-related impacts due to the sale of the Purification and Filtration business, gain on sale of businesses, acquisition-related costs, and loss on debt extinguishment, net.

(per share amounts)	Fiscal year 2025

Diluted earnings per share	$8.88

Adjustments:

Amortization of acquisition-related intangible assets	1.50

Restructuring costs[1]	0.34

3M Spin-Off and separation-related costs[2]	2.54

Certain litigation-related costs[3]	0.22

Purification and Filtration separation-related costs[4]	0.19

Gain on sale of businesses[5]	(7.97)

Loss on debt extinguishment, net[6]	0.35

Acquisition-related costs[7]	0.05

Adjusted diluted earnings per share (non-GAAP)	6.11

(1)2025 restructuring costs primarily related to the Company’s Transform for the Future program and Solventum way program. Includes employee termination costs of $70 million and other costs of $10 million, which includes third-party consulting and compensation for employees dedicated to the programs. 2024 restructuring costs primarily relate to the Company’s Solventum Way program. Includes employee termination costs of $62 million and other costs of $16 million, which includes asset write-offs and other contractual third party termination costs.
(2)Consists of costs specifically incurred in connection with the Company’s separation from 3M.
(3)Consists of charges and recoveries related to certain litigation and related transaction costs.
(4)Costs related to the separation of the Company’s Purification and Filtration business, including legal, finance and tax advisory, and information technology-related.
(5)Gain on sale of the Purification and Filtration business, net of applicable tax impacts, in addition to a business in Health Information Systems.
(6)Transaction and employee retention costs related to the acquisition of Acera Surgical.
(7)Premium paid and related expenses incurred in connection with tender of debt, net of gains from related interest rate hedging contracts.

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Non-gaap financial measures
Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment.

($ in millions)	Fiscal year 2025

Major GAAP Cash Flow Categories

Net cash provided by operating activities	$369

Net cash provided by (used in) investing activities	2,797

Net cash used in financing activities	(3,057)

Free cash flow (non-GAAP)

Net cash provided by operating activities	369

Purchases of property, plant and equipment	(379)

Free cash flow (non-GAAP)	(10)

Adjustments for compensation purposes[1]	540

Free cash flow (non-GAAP)	530

(1)Adjustments made by the Talent Committee for compensation purposes include impacts from the sale of the Company’s Purification and Filtration business, the Company’s separation from 3M, tariff-related impacts, and the Company’s acquisition of Acera Surgical.

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Proxy cards

SOLVENTUM CORPORATION
1750 YANKEE DOODLE ROAD
EAGAN, MN 55121

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SOLV2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87359-P40173

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOLVENTUM CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Withhold**	**Abstain**
1a. Carlos Albán	☐	☐	☐
1b. Susan D. DeVore	☐	☐	☐
1c. Shirley Edwards	☐	☐	☐
1d. Dr. Bernard A. Harris Jr.	☐	☐	☐

	For	**Against**	**Abstain**
2. Advisory vote to approve executive compensation	☐	☐	☐
3. Ratification of the appointment of PwC as Solventum's independent registered public accounting firm for the fiscal year ending December 31, 2026	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

2026 Proxy statement	91

Proxy cards

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V87360-P40173

SOLVENTUM CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
MAY 15, 2026 9:00 AM EDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Marcela Kirberger as proxy with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Solventum Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM EDT on May 15, 2026, virtually at www.virtualshareholdermeeting.com/SOLV2026, and any adjournment or postponement thereof.

If you are a participant in the Solventum Voluntary Investment Plan (the "401(k) Plan"), this proxy covers all shares for which the undersigned has the right to give voting instructions to the trustee of the 401(k) Plan. This proxy, when properly executed, will be voted as directed by the undersigned. Shares in the 401(k) Plan for which voting instructions are not received by 11:59 P.M. Eastern Daylight Time on May 12, 2026, or if no choice is specified, will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants in the 401(k) Plan.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

92